UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SNAP-ON INCORPORATED

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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

HELP US REDUCE COSTS

If you receive more than one set of proxy materials, it means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A., toll-free at 1-800-446-2617.

ADMISSION TO THE ANNUAL MEETING

All shareholders of record as of the close of business on February 28, 2011, can attend the meeting. Seating, however, is limited and will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

•	To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

•	If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

HOW TO VOTE

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com/sna. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

2801 80th Street

Kenosha, WI 53143

Notice of the 2011 Annual Meeting of Shareholders

March 9, 2011

Dear Shareholder:

Snap-on Incorporated will hold its 2011 Annual Meeting of Shareholders on Thursday, April 28, 2011, at 10:00 a.m. (Central Time), at the Radisson Hotel & Conference Center Kenosha, 11800 108th Street, Pleasant Prairie, Wisconsin 53158. This year’s meeting is being held for the following purposes:

1.	to elect three directors to serve for the next three years;

2.	to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

3.	to consider and approve the Snap-on Incorporated 2011 Incentive Stock and Awards Plan;

4.	to amend and restate the Snap-on Incorporated Employee Stock Ownership Plan;

5.	to hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” herein;

6.	to hold an advisory vote on the frequency of future advisory votes on executive compensation; and

7.	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

In addition to the formal business, there will be a short presentation on Snap-on’s performance.

Only shareholders who had shares registered in their names at the close of business on February 28, 2011, will be able to vote at the Annual Meeting. If you are a shareholder and plan to attend the Annual Meeting in person, then please refer to the section of this Proxy Statement titled “Commonly Asked Questions and Answers about the Annual Meeting.”

If you have any questions or comments, please direct them to Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, Wisconsin 53143. Please also contact Investor Relations if you would like directions to the Annual Meeting. If you prefer, you may e-mail questions or comments to shareholders@snapon.com. We always appreciate your interest in Snap-on and thank you for your continued support.

Your vote is important. Thank you for voting.

Sincerely,

Irwin M. Shur

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2011. The proxy statement and annual report to security holders are available at www.snapon.com/SNA.

The Board of Directors recommends the following votes:

•	FOR each of the Board’s nominees for election;

•	FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

•	FOR approval of the Snap-on Incorporated 2011 Incentive Stock and Awards Plan;

•	FOR approval of the amendment to, and restatement of, the Snap-on Incorporated Employee Stock Ownership Plan;

•	FOR approval of the compensation of the Company’s named executive officers; and

•	For the holding of future advisory votes on executive compensation EVERY YEAR.

To vote in person at the Annual Meeting, you will need to request a ballot to vote your shares. If you vote by proxy, either by Internet, telephone, or mail, and later find that you will be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

PROXY STATEMENT

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:    WHEN WILL THIS PROXY STATEMENT FIRST BE MAILED TO SHAREHOLDERS?

A:    We expect to begin mailing this Proxy Statement to shareholders on or about March 9, 2011. The proxy material is also being made available to shareholders by Internet posting on or about March 9, 2011.

Q:    WHAT AM I VOTING ON?

A:    At the 2011 Annual Meeting you will be voting on six proposals:

1.	The election of three directors to serve terms of three years each. This year’s Board nominees are:

• Roxanne J. Decyk • Nicholas T. Pinchuk	• Gregg M. Sherrill

2.	A proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

3.	A proposal to adopt the Snap-on Incorporated 2011 Incentive Stock and Awards Plan (the “2011 Stock and Incentive Plan”).

4.	A proposal to amend and restate the Snap-on Incorporated Employee Stock Ownership Plan (the “Ownership Plan”).

5.	An advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” herein.

6.	An advisory proposal to approve the frequency of future advisory votes on executive compensation.

Q:    WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:    The Board of Directors is soliciting this proxy and recommends the following votes:

•	FOR each of the Board’s nominees for election;

•	FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011;

•	FOR approval of the 2011 Stock and Incentive Plan;

•	FOR approval of the amendment to, and restatement of, the Ownership Plan;

•	FOR approval of the compensation of the Company’s named executive officers; and

•	For the holding of future advisory votes on executive compensation EVERY YEAR.

Q:    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:    To conduct the Annual Meeting, more than 50% of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” Assuming a quorum is present, directors are elected by a majority of the votes cast in person or by proxy at the meeting, and entitled to vote on the election of directors. Assuming a quorum is present, an affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

Approval of both the 2011 Stock and Incentive Plan, as well as the amendment to, and restatement of, the Ownership Plan, require the affirmative vote of a majority of the votes cast on these proposals, provided that shareholders holding a majority of the Company’s outstanding shares cast votes on these proposals. Abstentions and broker non-votes will have no impact on theses votes, so long as shareholders holding over 50% in interest of the Company’s outstanding shares cast votes on these proposals.

The plurality of votes cast will be used to determine the results of the advisory votes to approve the compensation of the Company’s named executive officers and the future frequency of such votes. Abstentions and broker non-votes will also not affect these votes, except insofar as they reduce the number of shares that are voted.

Q:    WHAT IF I DO NOT VOTE?

A:    The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the meeting. As a result of rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters related to executive compensation, including the advisory votes on executive compensation and the future frequency of such advisory votes. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Q:    WHO MAY VOTE?

A:    You may vote at the Annual Meeting if you were a shareholder of record as of the close of business on February 28, 2011, which is the “Record Date.” Each outstanding share of common stock is entitled to one vote. As of the Record Date, Snap-on had 58,446,516 shares of common stock outstanding.

Q:    HOW DO I VOTE?

A:    We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet as it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed Proxy Card, Mr. Pinchuk and Mr. Shur, to vote your shares by returning the enclosed Proxy Card by mail, through the Internet or by telephone.

To Vote Over the Internet:

Log on to the Internet and go to the Website www.investorvote.com/sna. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete, sign and return the Proxy Card to the address indicated on the Proxy Card.

If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these four methods. Please check the voting form of the firm that holds your shares to see if it offers Internet or telephone voting procedures.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means your shares are held in more than one account. You should vote the shares on all of your Proxy Cards. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, Computershare Trust Company, N.A. (“Computershare”), toll-free at 1-800-446-2617, or as otherwise provided in our annual report.

Q:    WHO WILL COUNT THE VOTE?

A:    Computershare, our transfer agent, will use an automated system to tabulate the votes. Its representatives will also serve as the election inspectors.

Q:     WHO CAN ATTEND THE ANNUAL MEETING?

A:    All shareholders of record as of the close of business on February 28, 2011, can attend the Annual Meeting. Seating, however, is limited and will be on a first arrival basis.

To attend the Annual Meeting, please follow these instructions:

•	To enter the Annual Meeting, bring proof of ownership of Snap-on stock and a form of identification; or

•	If a broker or other nominee holds your shares, bring proof of ownership of Snap-on stock through such broker or nominee and a form of identification.

Q:    CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A:    Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate Secretary and voting in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.

Q:    MAY I VOTE AT THE ANNUAL MEETING?

A:    If you complete a Proxy Card, or vote through the Internet or by telephone, then you may still vote in person at the Annual Meeting. To vote at the meeting, please give written notice that you would like to revoke your original proxy to one of the following:

•	the Corporate Secretary, in advance of the Annual Meeting; or

•	the authorized representatives at the Annual Meeting.

Street name holders who wish to vote in person at the meeting will not be permitted to vote in person at the meeting unless they first obtain a proxy issued in their name from the bank, broker or other holder of record.

Q:    WHAT IF I OWN SHARES AS PART OF SNAP-ON’S 401(k) SAVINGS PLAN?

A:    Shares held by the Snap-on Incorporated 401(k) Savings Plan for which participant designations are received will be voted in accordance with those designations. Those shares for which designations are not received will be voted proportionally, based on the votes for which voting directions have been received from participants as of April 25, 2011.

Q:    WHO IS MAKING THIS SOLICITATION AND HOW MUCH DOES IT COST?

A:    This solicitation is being made on behalf of Snap-on Incorporated by its Board of Directors. Our officers and employees may make solicitations by mail, telephone, facsimile or in person. We have retained Georgeson Inc., for $10,500 plus expenses, to assist us in the solicitation of proxies. This assistance will include requesting that brokerage houses, depositories, custodians, nominees and fiduciaries forward proxy soliciting material to the beneficial owners of the stock they hold; such assistance will also include the preparation of an institutional shareholder contact list that contains these shareholders’ voting guidelines. We will bear the cost of this solicitation and reimburse Georgeson Inc. for these expenses.

Q:    WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2012 ANNUAL MEETING?

A:    The Corporate Secretary must receive a shareholder proposal no later than November 10, 2011, for the proposal to be considered for inclusion in our proxy materials for the 2012 Annual Meeting. To otherwise bring a proposal or nomination before the 2012 Annual Meeting, you must comply with our Bylaws. Currently, our Bylaws require written notice to the Corporate Secretary between January 29, 2012, and February 28, 2012. If we receive your notice after February 28, 2012, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our Bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named Proxies will be able to vote on the proposal using their best judgment.

Q:    WHAT IS THE ADDRESS OF THE CORPORATE SECRETARY?

A:    The address of the Corporate Secretary is:

Corporate Secretary

Snap-on Incorporated

2801 80th Street

Kenosha, WI 53143

Q:    WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:    We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. If other matters are properly brought before the Annual Meeting, then the named Proxies will vote the proxies they hold in their discretion on such matters.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors currently has 12 directors, although it will have 11 directors after the 2011 Annual Meeting. The directors are divided into three classes. This year’s Board nominees for election for terms expiring at the 2014 Annual Meeting are Roxanne J. Decyk, Nicholas T. Pinchuk and Gregg M. Sherrill.

Richard F. Teerlink, a director since 1997, is not standing for re-election at the 2011 Annual Meeting pursuant to the Company’s Corporate Governance Guidelines, which provide that individuals age 72 or older are not eligible to be re-nominated for Board service. The Board of Directors would like to thank Mr. Teerlink for his many valuable contributions and years of dedicated service as a member of Snap-on’s Board.

It is our policy that the Board of Directors should reflect a broad variety of experience and talents. When the Corporate Governance and Nominating Committee of the Board determines which directors to nominate for election at any meeting of shareholders, or appoints a new director between meetings, it reviews our director selection criteria and seeks to choose individuals who bring a variety of expertise to the Board within these criteria. For further information about the criteria used to evaluate Board membership, see “Corporate Governance Practices and Board Information—Nomination of Directors” below.

The following is information about the experience and attributes of the nominees and Snap-on’s other directors. Together, the experience and attributes included below provide the reasons that these individuals were selected for Board membership and/or nominated for re-election, as well as why they continue to serve on the Board. Pursuant to the Company’s Restated Certificate of Incorporation and Bylaws, the Board must be comprised of three approximately equal classes. At the Annual Meeting each year, one class is nominated for election to a three-year term. Mr. Sherrill was elected to the Board effective December 1, 2010, between meetings of shareholders. While Mr. Sherrill was not placed into a class at that time, in accordance with our Bylaws, it was determined thereafter that he would stand for election with the class whose terms would, upon re-election at the 2011 Annual Meeting, then expire in 2014.

Nominees for Election for Terms Expiring at the 2014 Annual Meeting

Roxanne J. Decyk

Director since 1993

Ms. Decyk, age 58, retired as Executive Vice President of Global Government Relations for Royal Dutch Shell plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from 2005 to 2008, she served as Corporate Affairs Director. Prior thereto, Ms. Decyk was Director International of Shell International B.V., Senior Vice President–Corporate Affairs and Human Resources of Shell Oil Company and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk also serves as a Director of Alliant Techsystems Inc. and became a Director of Petrofac on March 1, 2011. Ms. Decyk was last re-nominated as a Director because, among her other qualifications, she possesses experience and/or expertise in the following areas: Snap-on business knowledge, knowledge of Snap-on’s industry/market, international business, sales, marketing, mergers and acquisitions, strategy development, executive compensation and leadership development. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in English literature and a Juris Doctorate from Marquette University Law School.

Nicholas T. Pinchuk

Director since 2007

Mr. Pinchuk, age 64, has been Snap-on’s President and Chief Executive Officer since December 2007 and Chairman of the Board since April 2009. Prior to his appointment as President and CEO, Mr. Pinchuk served as Snap-on’s President and Chief Operating Officer since April 2007, and as Snap-on’s Senior Vice President and President–Worldwide Commercial & Industrial Group from 2002 to 2007. Before joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation and held various financial and engineering positions at Ford Motor Company. Mr. Pinchuk also serves as a Director of Columbus McKinnon Corporation. In addition to his other experience and expertise, Mr. Pinchuk was last re-nominated as a Director because it is the Company’s traditional practice to have its Chief Executive Officer serve as a member of the Board. Mr. Pinchuk earned Master and Bachelor of Science degrees in engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from Harvard Business School.

Gregg M. Sherrill

Director since 2010

Mr. Sherrill, age 58, has served as Chairman and Chief Executive Officer of Tenneco Inc., a producer of automotive emission control and ride control products and systems, since January 2007. Previously, Mr. Sherrill was Corporate Vice President and President, Power Solutions of Johnson Controls Inc., a global diversified technology and industrial company, from 2004 to 2007. Prior to joining Johnson Controls in 1998, Mr. Sherrill held various engineering and manufacturing positions during his 22 years at Ford Motor Company. Mr. Sherrill is being nominated as a director because, among his other qualifications, he possesses experience and/or expertise in the following areas: international business, manufacturing, product innovation/development, operations, mergers and acquisitions, strategy development, executive compensation and leadership development. Mr. Sherrill earned a Bachelor of Science degree in mechanical engineering from Texas A&M University and a Master of Business Administration degree from Indiana University’s Graduate School of Business.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES.

Shares represented by proxies will be voted according to instructions on the Proxy Card. Only cards clearly indicating a vote against will be considered as a vote against the nominee. If the Board learns prior to the Annual Meeting that a nominee is unable to serve, then the Board may name a replacement, in which case the shares represented by proxies will be voted for the substitute nominee.

Directors Not Standing for Election at this Meeting

Directors Continuing to Serve Until the 2012 Annual Meeting

Bruce S. Chelberg

Director since 1993

Mr. Chelberg, age 76, retired as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a consumer goods company, in 2000. He served as its Chairman and Chief Executive Officer since 1992 and served on Whitman’s Board since 1988. Mr. Chelberg serves as a Director of First Midwest Bancorp, Inc. and was a Director of Northfield Laboratories, Inc. prior to 2009 and Actuant Corporation prior to 2005. Mr. Chelberg was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, manufacturing, operations, accounting/finance, mergers and acquisitions, strategy development, executive compensation, leadership development and franchising. He was re-nominated in 2009 when the mandatory Board retirement age policy was suspended due to global economic conditions and the Board’s re-evaluation of that policy. Mr. Chelberg earned a Bachelor of Science degree in commerce from the University of Illinois at Urbana-Champaign and a Bachelor of Laws degree from the University of Illinois College of Law.

Karen L. Daniel

Director since 2005

Ms. Daniel, age 53, has served as Division President and the Chief Financial Officer for Black & Veatch Corporation, a leading global engineering, construction and consulting company specializing in infrastructure development in the areas of energy, water and information, since 2000. Ms. Daniel was last re-nominated as a Director because, among her other qualifications, she possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, accounting/finance (including as a chief financial officer), mergers and acquisitions and strategy development; in addition, Ms. Daniel is a Certified Public Accountant. Ms. Daniel earned a Bachelor of Science degree in accounting from Northwest Missouri State University and a Master of Science degree in accounting from the University of Missouri-Kansas City.

Nathan J. Jones

Director since 2008

Mr. Jones, age 54, retired in 2007 from Deere & Company, a manufacturer of agricultural, commercial and consumer equipment, where he most recently served as President, Worldwide Commercial & Consumer Equipment Division since 2006. Prior thereto, he was Deere & Company’s Senior Vice President and Chief Financial Officer from 1997 through 2006, and previously served as its Vice President and Treasurer. Mr. Jones was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, information technology, operations, accounting/finance (including as a chief financial officer), mergers and acquisitions, strategy development, executive compensation and leadership development. Mr. Jones earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin-Eau Claire and a Master of Business Administration degree from the University of Chicago.

Arthur L. Kelly

Director since 1978

Mr. Kelly, age 73, has been the Managing Partner of KEL Enterprises L.P., a holding and investment company, since 1982. He served as a Director of Northern Trust Corporation until April 2010, Deere & Company prior to 2009, BASF Aktiengesellschaft prior to 2008, and Bayerische Motoren Werke (BMW) A.G. prior to 2008. Mr. Kelly was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, manufacturing, operations, accounting/finance, mergers and acquisitions, strategy development and executive compensation. Mr. Kelly earned a Bachelor of Science degree in engineering from Yale University and a Master of Business Administration degree from the University of Chicago.

Directors Continuing to Serve Until the 2013 Annual Meeting

John F. Fiedler

Director since 2004

Mr. Fiedler, age 72, was the Chairman of the Board of BorgWarner Inc., a supplier of engineered systems and components primarily for automotive powertrain applications, from 1996 until 2003. He was also the Chief Executive Officer of BorgWarner from 1995 until 2003. Mr. Fiedler serves as a Director of AirTran Holdings, Inc., Mohawk Industries, Inc. and WABCO Holdings Inc., and was a Director of YRC Worldwide Inc. prior to 2007. Mr. Fiedler was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, manufacturing, marketing, product innovation/development, operations, accounting/finance, mergers and acquisitions, strategy development, executive compensation, leadership development and franchising. Mr. Fiedler earned a Bachelor of Science degree in chemistry from Kent State University and a Master of Business Administration degree from the Massachusetts Institute of Technology.

James P. Holden

Director since 2007

Mr. Holden, age 59, has been our Lead Director since February 2009. He served 27 years in the automotive industry, including 19 years with DaimlerChrysler and its predecessor, Chrysler Corporation. Most recently, he was President and Chief Executive Officer of DaimlerChrysler Corporation, a U.S. subsidiary of DaimlerChrysler AG, until 2000. From March 2007 until June 2009, he served as non-executive Chairman of Meridian Automotive Systems. Mr. Holden also serves as a Director of Speedway Motorsports, Inc., SIRIUS XM Radio Inc. and Motors Liquidation Company, and was a Director of SMobile Systems until July 2010. Mr. Holden was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, manufacturing, sales, marketing, product innovation/development, information technology, operations, accounting/finance, strategy development, executive compensation, leadership development and franchising. Mr. Holden earned a Bachelor of Science degree in political science from Western Michigan University and a Master of Business Administration degree from Michigan State University.

W. Dudley Lehman

Director since 2003

Mr. Lehman, age 59, retired in 2006 as Group President for Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of consumer and business-to-business products from natural fibers, which position he held since 2005. From 2004 to 2005 he served as Group President–Business to Business for Kimberly-Clark and from 1995 to 2004 he served as Group President–Infant and Child Care Sectors for Kimberly-Clark. Mr. Lehman was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, manufacturing, sales, marketing, product innovation/development, operations, strategy development, executive compensation and leadership development. Mr. Lehman earned a Bachelor of Arts degree in political science from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from Wake Forest University.

Edward H. Rensi

Director since 1992

Mr. Rensi, age 66, is a founder of America’s Better Burger, LLC, d/b/a Tom & Eddie’s, and has served as its President and Chief Executive Officer since 2009. He has been an owner and Chief Executive Officer of Team Rensi Motorsports, which competes in the NASCAR Nationwide Series, since 1998. Mr. Rensi was President and Chief Executive Officer of McDonald’s U.S.A., a food service organization, from 1991 to 1997. Mr. Rensi also serves as a Director of Great Wolf Resorts, Inc., International Speedway Corporation and Freedom Group, Inc., and was a Director of American Consolidated Management Group, Inc. prior to 2006. Mr. Rensi was last re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: knowledge of Snap-on’s industry/market, international business, sales, marketing, product innovation/development, operations, accounting/finance, executive compensation, leadership development and franchising. Mr. Rensi earned a Bachelor of Science degree in business education from The Ohio State University.

CORPORATE GOVERNANCE PRACTICES AND BOARD INFORMATION

Nomination of Directors

The Corporate Governance and Nominating Committee fulfills the role of a nominating committee. The material terms of the Committee’s role are included in its charter. You may find the Committee’s charter on the Company’s Website at www.snapon.com. This charter requires that all members of the Committee meet the independence requirements of applicable laws and regulations, including, without limitation, the requirements imposed by the listing standards of the New York Stock Exchange.

The Committee uses a variety of means to identify prospective Board members, including the Committee’s contacts and recommendations from other sources. In addition, it may also retain a professional search firm to identify candidates. Pursuant to its charter, the Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has the sole authority to approve the search firm’s fees and other retention items.

The Committee will consider director candidates recommended by shareholders provided that the shareholders submitting recommendations follow the procedures set forth below. The Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. If a shareholder wishes to suggest an individual for consideration as a nominee for election to the Board at the 2012 Annual Meeting, and possible inclusion in the Proxy Statement, we recommend that you submit your suggestion in writing to the Corporate Secretary before October 1, 2011, for forwarding to the Committee.

To bring a nomination before the 2012 Annual Meeting from the floor during the meeting, you must comply with our Bylaws. Our Bylaws require written notice to the Corporate Secretary between January 29, 2012, and February 28, 2012. If we receive your notice after February 28, 2012, then your proposal or nomination will be untimely. The notice must also meet the requirements set forth in our Bylaws. If you do not comply with these requirements, your nomination can be excluded.

The Committee has a procedure under which all director candidates are evaluated. As noted above, the Company’s Corporate Governance Guidelines provide that the Board will not nominate individuals for election or re-election as directors after they have attained age 72, although directors may continue to serve out any then current term after reaching that age. When evaluating a candidate’s capabilities to serve as a member of the Board, the Committee uses the following criteria: independence, the relationships that the candidate has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), conflicts of interest, ability to contribute to the oversight and governance of the Company, the candidate’s skill sets and positions held at other companies, existing time commitments and diversity. Further, the Committee reviews the qualifications of any candidate with those of its current directors to augment and complement the skill sets of its current Board members. The Company believes that it is important for its Board to be comprised of individuals with diverse backgrounds, skills and experiences. The composition of the Board and the experience, as well as the qualities, brought to the Board by our directors are reviewed annually. While the Committee does not have a formal diversity policy and identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all shareholder interests on the Board. The Board believes that the use of these general criteria, along with a non-discriminatory policy, will best result in a Board that evidences that diversity in many respects. The Board believes that it currently maintains that diversity.

Mr. Sherrill, who was elected to the Board of Directors effective December 1, 2010, is an independent director. Mr. Sherrill was initially identified as a director candidate to the Board of Directors by Mr. Pinchuk, our Chief Executive Officer.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board of Directors, individually or as a group, should send their communications to the Corporate Secretary at the address listed below. The Corporate Secretary is responsible for forwarding communications to the appropriate Board members and screens these communications for security purposes.

Name of Director

c/o Corporate Secretary

Snap-on Incorporated

2801 80th Street

Kenosha, WI 53143

Annual Meeting Attendance

All directors may attend the Annual Meeting of Shareholders either in person or by telephone. If a director attends by phone, he or she is also able to answer questions asked at the Annual Meeting. However, incumbent directors that are not standing for re-election at the Annual Meeting are not required to attend. All directors attended the 2010 Annual Meeting of Shareholders in person with the exception of Mr. Sherrill, who was not a director at the time.

Board Information

The primary responsibility of the Board is to oversee the business and affairs of the Company. The Board met eight times in 2010. All directors attended at least 75% of the total meetings of the Board and committees of which they were members in 2010; for Mr. Sherrill, this refers to the period he served as a director. The Board conducts executive sessions of non-management directors at every regular Board meeting. At these executive sessions, our Lead Director presides. Interested persons may communicate about appropriate subject matter with our Lead Director, as described above under the section titled “Communications with the Board.”

The Board has reviewed the independence of its members, considering the independence tests promulgated by the New York Stock Exchange and has adopted categorical standards to assist it in making its determination of director independence. These categorical standards are attached to this Proxy Statement as Appendix C. The Board has affirmatively determined that each of Messrs. Chelberg, Fiedler, Holden, Jones, Kelly, Lehman, Rensi, Sherrill, Teerlink and Ms. Daniel and Ms. Decyk are independent on the basis that they had no relationships with the Company that would be prohibited under the independence standards of the New York Stock Exchange or in the categorical standards. Mr. Pinchuk, our Chairman, President and Chief Executive Officer, is not considered independent. Team Rensi Motorsports (“Team Rensi”) competes in the NASCAR Nationwide Series. One of our directors, Mr. Rensi, is an owner of Team Rensi. In 2010, the Company had an agreement with Team Rensi to provide approximately $50,000 worth of tools valued at list prices; the actual cost to the Company was less than this amount. The Board has determined that this relationship did not affect Mr. Rensi’s independence as it was a relationship permitted by the categorical standards and was customary for Snap-on to enter into agreements of this type. In addition, Mr. Kelly was a director of Northern Trust Corporation until April 2010, and Ms. Decyk was an officer of Royal Dutch Shell plc until her retirement in December 2010. An affiliate of Northern Trust Corporation performs administrative functions for several Snap-on benefit plans; Snap-on occasionally purchases petroleum products produced by affiliates of Royal Dutch Shell. However, the amounts of those transactions are extremely modest as compared to Snap-on’s, Northern Trust’s and Shell’s total revenues. An immediate family member of Mr. Holden’s is an employee of the Company, but is not an executive officer nor is that individual compensated in an amount requiring disclosure under SEC rules. These relationships are permitted by the categorical standards, and it was determined that they did not affect Mr. Holden’s, Mr. Kelly’s and Ms. Decyk’s independence. See “Other Information—Transactions with the Company” for information about Snap-on’s policies and practices regarding transactions with members of the Board.

The Board is organized so that its committees focus on issues that may require more in-depth scrutiny. The present committee structure consists of the (i) Audit, (ii) Corporate Governance and Nominating, and (iii) Organization and Executive Compensation Committees. Committee reports are presented to the full Board for discussion and review.

The Board has adopted Corporate Governance Guidelines. These Guidelines are located on the Company’s Website at www.snapon.com.

Board’s Role in Oversight of Risk

The Audit Committee is primarily responsible for evaluating the Company’s policies with respect to risk assessment and risk management. The Audit Committee reviews and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such risks. The Organization and Executive Compensation Committee oversees risks related to our compensation policies and practices. The Organization and Executive Compensation Committee receives reports and discusses whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance and Nominating Committee is responsible for the oversight of risks associated with corporate governance and compliance. Periodically, the full Board itself conducts a review of risk management at the Company.

Board Leadership Structure

The Board has established the position of Lead Director to assist in overseeing the affairs of both the Company and the Board. The Lead Director is appointed by the Board and must be an independent director. The Lead Director’s responsibilities include: (i) presiding at Board meetings when the Chairman is not present; (ii) providing input to the Chairman regarding the agendas for Board and Committee meetings; (iii) presiding at all meetings of the independent directors; (iv) acting as the principal liaison between the independent directors and the Chairman on sensitive issues; and (v) being available for meetings with shareholders upon the request of the Chairman. Mr. Holden, an independent director, was appointed as our Lead Director in February 2009.

Our Chairman is also our Chief Executive Officer and thus is not an independent director. The Company believes that having one person serve as chairman and chief executive officer allows that individual to leverage the substantial amount of information gained from both roles to lead the Company most effectively and to act as a unified spokesperson on behalf of the Company. Further, the Company believes that the designation of an independent Lead Director provides essentially the same benefits as having an independent chairman in terms of access and an independent voice with significant input into corporate governance, while maintaining Snap-on’s historical practice of generally having its chief executive officer also serve as chairman (other than at times when providing for an orderly transition of chief executive officers).

Audit Committee

The Audit Committee is composed entirely of non-employee directors who meet the independence and accounting or financial management expertise standards and requirements of the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial statements, the Company’s independent public accounting firm’s qualifications and independence, the performance of the Company’s independent registered public accounting firm, the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. During fiscal 2010 the Committee met eight times. The Board has adopted a written charter for the Audit Committee, which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter. Currently, Ms. Daniel (Chair) and Messrs. Holden and Jones serve on the Audit Committee. The Board has determined that each of the Audit Committee members qualifies as an audit committee financial expert within the meaning of regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange. This Committee makes recommendations to the Board regarding Board policies and structure including size and composition of the Board, corporate governance, number and responsibilities of committees, tenure policy, qualifications of potential Board nominees, including nominees recommended by shareholders, and director compensation. Currently, Messrs. Lehman (Chair), Chelberg, Fiedler and Sherrill serve on the Corporate Governance and Nominating Committee. During fiscal 2010 the Committee met four times. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter. See the section titled “Nomination of Directors” for more information regarding recommending and nominating directors.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is composed entirely of non-employee directors who meet the independence requirements of the New York Stock Exchange and the SEC. This Committee oversees our corporate organization, executive succession and executive compensation programs. It recommends to the Board the appropriate level of compensation for our Chief Executive Officer and, after consulting with the Chief Executive Officer, approves the compensation of other officers. This Committee also administers our incentive stock and compensation plans and the employee stock ownership and franchised dealer stock ownership plans. This Committee has also been designated by the Board to consider and conduct succession planning for the chief executive officer position with the oversight of the Board. Currently Ms. Decyk (Chair) and Messrs. Kelly, Rensi and Teerlink serve on the Organization and Executive Compensation Committee. As noted above, Mr. Teerlink is not standing for re-election to the Board at the 2011 Annual Meeting and will, therefore, not be a member of this Committee after the Annual Meeting. During fiscal 2010, the Committee met six times. The Board has adopted a written charter for the Organization and Executive Compensation Committee, which is located on the Company’s Website at www.snapon.com. The Committee’s duties and responsibilities are discussed in greater detail in the charter. The Committee’s processes and procedures are discussed in the section titled “Compensation Discussion and Analysis.”

Availability of Certain Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a written charter for each of the Audit Committee, Corporate Governance and Nominating Committee and the Organization and Executive Compensation Committee. The Corporate Governance Guidelines, Code of Business Conduct and Ethics (and information about any waivers from the Code that are granted to directors or executive officers) and the charters are available on the Company’s Website at www.snapon.com.

Board Compensation

Employee Directors

Directors who are employees do not receive additional compensation for serving on the Board or its Committees.

Non-employee Directors

In fiscal 2010, our non-employee directors each received an annual cash retainer of $75,000. Non-employee directors who were also committee chairs received an annual chair fee of $10,000, except for the Audit Committee Chair who received an annual chair fee of $15,000. Audit Committee members, except for the Audit Committee Chair, received an additional annual fee of $7,500. Our Lead Director received an additional annual fee of $25,000 for services in that role.

On April 22, 2010, the Board of Directors approved a grant of $100,000 worth of restricted stock units (“RSUs”) to non-employee directors under our 2001 Incentive Stock and Awards Plan, as amended (the “2001 Stock and Incentive Plan”). The number of RSUs granted was based on the average closing price for the Company’s stock for the 30 business days prior to the grant date. Therefore, in fiscal 2010, each non-employee director, other than Mr. Sherrill, received 2,261 RSUs. Mr. Sherrill received a prorated grant of 807 RSUs, worth approximately $41,667, when he joined the Board in December 2010. The restrictions on the RSUs lapse upon the earliest of retirement from the Board, death or in the event of a change in control, as defined in the 2001 Stock and Incentive Plan. The directors are entitled to receive cash payments for dividend equivalents on the RSUs at the same rate as the dividends paid to our shareholders, and will not have voting rights with respect to the RSUs. If shareholders approve the 2011 Stock and Incentive Plan at the 2011 Annual Meeting, grants of RSUs to our non-employee directors will be made under that plan beginning in 2012. Prior to fiscal 2009, each non-employee director received an annual award consisting of shares of restricted stock, which, in essence, operated as RSUs.

Directors have the option to receive up to 100% of their fees, including the annual retainer, in cash or shares of common stock under the Amended and Restated Directors’ 1993 Fee Plan, which we refer to as the “Directors’ Fee Plan.” Under this plan, non-employee directors receive shares of our common stock based on the fair market value of a share of our common stock on the last day of the month in which the fees are paid. Under the Directors’ Fee Plan, directors may choose to defer the receipt of all or part of their shares and fees to a deferral account. The Directors’ Fee Plan credits deferred cash amounts with earnings based on market rates of return. Earnings on deferred cash amounts were based on the applicable market rates, which from January 1, 2010, to December 31, 2010, averaged 1.87%. Dividends on deferred shares of common stock are automatically reinvested at the same rate as the dividends paid to our shareholders.

Directors also are entitled to reimbursement for reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board or committees thereof. In addition, non-employee directors, who are not eligible to participate in another group health plan, may participate in our medical plans on the same basis as our employees; however, non-employee directors must pay the full premium at their own expense. Eligibility to participate in our medical plans ceases upon termination of service as a director.

Set forth below is a summary of the compensation paid to each non-employee director in fiscal 2010:

Table 1: Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Bruce S. Chelberg	$75,000	$100,000	$6,592	$181,592
Karen L. Daniel	90,000	100,000	6,592	196,592
Roxanne J. Decyk	85,000	100,000	6,592	191,592
John F. Fiedler	75,000	100,000	6,592	181,592
James P. Holden	107,500	100,000	6,592	214,092
Nathan J. Jones	82,500	100,000	6,592	189,092
Arthur L. Kelly	75,000	100,000	6,592	181,592
W. Dudley Lehman	85,000	100,000	6,592	191,592
Edward H. Rensi	75,000	100,000	6,592	181,592
Gregg M. Sherrill(5)	—	41,667	—	41,667
Richard F. Teerlink	75,000	100,000	6,592	181,592

(1)	Includes annual retainer, committee and chair fees.

(2)

Amounts shown represent the grant date fair value of RSUs granted in fiscal 2010. The Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity awards at the time of grant. The compensation expense for such awards is expensed at the time of grant. There was no option expense in fiscal 2010 for directors’ options since no options were granted to directors during the fiscal year. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

(3)	Each non-employee director had the following equity awards outstanding as of the end of fiscal 2010:

Name	Option Awards	Stock Awards
	Number of Securities Underlying Unexercised Options (#)(6)	Number of Shares of Stock That Have Not Vested (#)
Bruce S. Chelberg	15,000	11,689
Karen L. Daniel	—	11,689
Roxanne J. Decyk	6,000	11,689
John F. Fiedler	—	11,689
James P. Holden	—	9,330
Nathan J. Jones	—	7,394
Arthur L. Kelly	12,000	11,689
W. Dudley Lehman	—	11,689
Edward H. Rensi	15,000	11,689
Gregg M. Sherrill	—	807
Richard F. Teerlink	—	11,689

The options are fully vested and expire on the earlier of (i) ten years from the date of grant, or (ii) a stated period after termination of service as a director. The restrictions on the stock awards lapse upon the earliest of retirement from the Board, death or in the event of a change in control, as defined in the 2001 Stock and Incentive Plan.

(4)	Includes dividend equivalents with respect to the number of shares of common stock represented by the RSUs granted in fiscal 2010 and fiscal 2009.

(5)	Mr. Sherrill was elected to the Board effective December 1, 2010.

(6)

Prior to fiscal 2006, each non-employee director received an annual grant of stock options to purchase 3,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date.

Stock Ownership Guidelines for Directors

Snap-on believes that it is important for directors to maintain an equity stake in Snap-on to further align their interests with those of our shareholders. Directors must comply with stock ownership guidelines as determined from time to time by our Board. Effective January 1, 2009, the ownership guidelines for directors require that each director must own Snap-on shares equal to three times the director’s annual base cash retainer within five years of that date or, for any director initially elected or appointed thereafter, within five years from the start of the next calendar year after such director’s initial election or appointment. Unvested stock options, vested stock options not “in the money” as of the date of calculation and unvested restricted stock subject to performance conditions, if any, are not counted toward satisfaction of the guidelines. Currently, ten of the eleven non-employee directors have met the ownership guidelines; Mr. Sherrill, who joined the Board in December 2010, has until January 1, 2016 to comply with these guidelines. The Company believes that all directors will have met their stock ownership guidelines within the five year window.

ITEM 2:	RATIFY THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

The Board of Directors proposes that the shareholders ratify the selection by the Audit Committee of Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year. Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent registered public accounting firm. Although shareholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of D&T to our shareholders for ratification to permit shareholders to participate in this important decision. If the shareholders fail to ratify the Audit Committee’s selection of D&T as the Company’s independent registered public accounting firm for 2011 at the Annual Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm. Representatives of D&T will be at the Annual Meeting to answer your questions and to make a statement if they so desire.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is located on the Company’s Website at www.snapon.com. The Audit Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

During fiscal 2010, the Audit Committee met eight times. In the exercise of its duties and responsibilities, the Committee members reviewed and discussed the audited financial statements for fiscal 2010 with management and the independent registered public accounting firm. In addition, the Audit Committee members met to discuss the earnings press releases and interim financial information contained in each earnings press release with the Chairman, President and Chief Executive Officer, the Senior Vice President-Finance and Chief Financial Officer, the Vice President and Controller, and the independent registered public accounting firm prior to public release.

The Audit Committee also discussed with the independent registered public accounting firm those matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board (PCAOB), Communication with Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence. Based on their review and discussions and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in Snap-on’s Annual Report to shareholders on Form 10-K to be filed with the Securities and Exchange Commission.

Karen L. Daniel, Chair

James P. Holden

Nathan J. Jones

DELOITTE & TOUCHE LLP FEE DISCLOSURE

The Audit Committee selects our independent registered public accounting firm for each fiscal year. During the fiscal year ended January 1, 2011, Deloitte & Touche LLP (“D&T”) was employed principally to perform the annual audit, including audit services related to the Company’s Sarbanes-Oxley Section 404 compliance, and to render tax advice and compliance services. The following table sets forth the amount of fees for professional services rendered by D&T as of and for the fiscal years ended January 1, 2011 (fiscal 2010), and January 2, 2010 (fiscal 2009).

	Fiscal 2010	Fiscal 2009
Audit(1)	$3,502,863	$3,717,938
Audit Related	—	—
Tax(2)	1,521,434	1,616,943
All Other Fees	—	—

Total Fees	$5,024,297	$5,334,881

(1)	Includes fees related to the issuance of the audit opinions, including Sarbanes-Oxley 404, and timely quarterly reports on Form 10-Q, statutory audits and consents for other SEC filings.

(2)	Includes U.S. and international tax advice and compliance services.

The Audit Committee has adopted a policy for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature or anticipated at the time the budget is submitted. Audit Committee pre-approval is required to exceed the budgeted amount for a particular category of services and to engage the independent registered public accounting firm for any service that was not pre-approved. The Audit Committee considers whether the provision of such services are consistent with the SEC’s rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee considered the non-audit services provided by D&T in fiscal 2009 and 2010 and determined that the provision of those services is compatible with maintaining auditor independence. The Audit Committee has also delegated pre-approval authority to the Committee Chair, provided that any pre-approval by the Committee Chair is reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee periodically receives a report from members of management and the independent registered public accounting firm on the services rendered and fees paid to the independent registered public accounting firm to ensure that such services are within the pre-approved amounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Snap-on common stock beneficially owned by each non-employee director or nominee for director, Messrs. Kassouf, Pagliari, Pinchuk and Ward, and Ms. Moreno (the “named executive officers” or “NEOs”), and all current directors and executive officers as a group, as well as each person or entity known to us to be the beneficial owner of more than 5% of our common stock, as of February 28, 2011 (the “Record Date”). In addition, we also include information regarding one former executive officer, Mr. Ellen, who is included in the Summary Compensation Table and is also considered a named executive officer. Beneficial owners include the directors and executive officers, their spouses, minor children and family trusts. Unless otherwise indicated in the footnotes, the individuals and entities listed below have sole voting and investment power over their shares.

Table 2: Security Ownership of Certain Beneficial Owners and Management

Name	Shares Beneficially Owned(1)		Percentage of Shares Outstanding
Bruce S. Chelberg	52,827		*
Karen L. Daniel	8,786		*
Roxanne J. Decyk	40,955		*
John F. Fiedler	9,007		*
James P. Holden	7,891		*
Nathan J. Jones	1,435		*
Thomas L. Kassouf	54,332		*
Arthur L. Kelly	83,453	(2)	*
W. Dudley Lehman	5,730		*
Jeanne M. Moreno	52,486		*
Aldo J. Pagliari	48,730		*
Nicholas T. Pinchuk	500,741		*
Edward H. Rensi	17,453		*
Gregg M. Sherrill	—		*
Richard F. Teerlink	44,748		*
Thomas J. Ward	176,527		*
All current directors and executive officers as a group (19 persons)	1,165,141		2.0%

Former Executive Officer
Martin M. Ellen	128,879	(3)	*

Harris Associates L.P.(4)	4,338,850		7.4%
BlackRock, Inc.(5)	3,303,997		5.7%
The Vanguard Group, Inc.(6)	3,262,930		5.6%
Invesco Ltd.(7)	3,198,946		5.5%

*	Less than 1%

(1)

Amounts for directors, executive officers and a former executive officer include deferred share units payable in shares of common stock on a one-for-one basis. Amounts also include shares subject to options granted under Snap-on’s option plans that are exercisable currently or within 60 days of the Record Date. The options include those held by the following individuals for the indicated number of shares: Mr. Chelberg (15,000), Ms. Decyk (6,000), Mr. Ellen (108,000), Mr. Kassouf (48,314), Mr. Kelly (12,000), Ms. Moreno (42,500), Mr. Pagliari (42,340), Mr. Pinchuk (457,000), and Mr. Ward (164,011), and all current executive officers and directors as a group (843,432).

(2)	This figure includes 20,000 shares held by trusts for the benefit of Mr. Kelly and his family.

(3)

This figure includes 11,000 shares held by Mr. Ellen’s limited partnership. In addition, Mr. Ellen’s total reported in the table above also includes 3,081 restricted stock units (“RSUs”) that were earned based on Company performance during fiscal 2009 and vested upon his departure from the Company on March 31, 2010, since he satisfied the early retirement age and service provisions of the Company’s retirement policy at that time; these RSUs will be paid out at a later date.

(4)

Harris Associates L.P., Two North LaSalle Street, Suite 500, Chicago, IL 60602, has reported on Schedule 13G/A, filed on February 8, 2011, the beneficial ownership of 4,338,850 shares of common stock as of December 31, 2010, representing approximately 7.4% of the shares outstanding. Harris reports sole voting power and sole dispositive power as to all of these shares.

(5)

BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, has reported on Schedule 13G/A, filed on February 8, 2011, the beneficial ownership of 3,303,997 shares of common stock as of December 31, 2010, representing approximately 5.7% of the shares outstanding. BlackRock reports sole voting power and sole dispositive power as to all of these shares.

(6)

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355, has reported on Schedule 13G/A, filed on February 10, 2011, the beneficial ownership of 3,262,930 shares of common stock as of December 31, 2010, representing approximately 5.6% of the shares outstanding. Vanguard reports sole voting power as to 72,844 of these shares and sole dispositive power as to 3,190,086 of these shares.

(7)

Invesco Ltd., 1555 Peachtree Street NE, Atlanta, GA 30309, has reported on Schedule 13G, filed on February 14, 2011, the beneficial ownership of 3,198,946 shares of common stock as of December 31, 2010, representing approximately 5.5% of the shares outstanding. The Schedule 13G aggregates the holdings of the following subsidiaries of Invesco Ltd.: Invesco Advisers, Inc., Van Kampen Asset Management, Invesco Powershares Capital Management and Invesco Powershares Capital Management Ireland Ltd. Invesco Ltd. reports sole voting power and sole dispositive power as to all of these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary and Recent Developments

Snap-on was proud to celebrate its 90th anniversary in 2010. In 2010, the Company delivered strong financial results, which benefited our shareholders, executives and associates. Net sales of $2.62 billion were up 10.9% as compared to 2009. Our operating income margin of 12.4% improved from 10.4% in 2009, and diluted earnings per share of $3.19 improved 37.5% from $2.32 last year.

Our executive compensation programs have been closely tied to corporate performance. Our positive results are driven by our executives and their teams, who are rewarded for their performance. We believe that our executive compensation program is structured to pay for performance, as described in this section and in “Executive Compensation Information” below. In 2010 our executive compensation levels increased from 2009 as a consequence of the positive results delivered. Our pay program is aligned with our key business objectives. As results improve, our shareholders, executives and associates are rewarded. However, if results decline (as occurred during the recent economic downturn), our executives’ compensation is reduced as well. For example, as discussed below, the long-term performance awards granted to our executive team for the 2008 to 2010 period did not pay out this year due to the recession in 2009 and its impact on results.

We attempt to maintain effective oversight of our compensation program through strong governance. Over the past several years we have maintained prior sound practices and adjusted our compensation program to better reflect current good governance practices and standards. For example,

•	we eliminated excise tax gross-up payments in our change in control agreements;

•	we strengthened the double trigger in our change in control agreements;

•	we continue the practice of not paying above-market earnings on our executive’s deferred compensation accounts;

•	we implemented executive stock ownership guidelines;

•

we continue to retain an independent compensation consultant employed solely by the Organization and Executive Compensation Committee of our Board of Directors (which we refer to as the “Committee”); and

•

we have continued to provide a significant portion of our potential compensation in performance-driven compensation plans, such as the 2001 Incentive Stock and Awards Plan, as amended (the “2001 Stock and Incentive Plan”), and are proposing to continue through the 2011 Incentive Stock and Awards Plan (the “2011 Stock and Incentive Plan”), which is being submitted for shareholder approval at the Annual Meeting.

In April 2010, the Committee adopted a recoupment policy (the “Clawback Policy”), which covers all elements of the Company’s incentive compensation program. The Clawback Policy allows the Company to recoup incentive pay that is later discovered to have been paid in error as the result of a financial statement or operating metric restatement when misconduct was present. The Company will recoup from the individual responsible for the misconduct, and the Committee has the right to recoup from the Company’s top 20 executives, the difference between the amount of incentive compensation received and the amount that would have been received based on the restatement. The Committee believes that the Clawback Policy, in tandem with the pay practices outlined above, is the foundation of a sound, conservative compensation program.

The Company announced various senior management changes in 2010. Aldo J. Pagliari, previously President-Snap-on Equipment, and formerly Group Controller/Director of Finance-Commercial &

Industrial Group, was elected as the Company’s Senior Vice President-Finance and Chief Financial Officer, effective March 31, 2010, following the resignation of Martin M. Ellen. On April 7, 2010, Thomas J. Ward, previously Senior Vice President and President-Snap-on Tools Company LLC, continued as a Senior Vice President and was appointed as President-Repair Systems & Information Group, and Thomas L. Kassouf, previously Senior Vice President and President-Commercial Division, continued as a Senior Vice President and was appointed as President-Snap-on Tools Company LLC.

Compensation Program and Philosophy

The Committee is composed solely of independent directors, as determined under the New York Stock Exchange listing standards. The Committee oversees Snap-on’s executive compensation program. The Committee’s responsibilities are set forth in its charter, which you can find on the Company’s Website at www.snapon.com.

Snap-on’s executive compensation program is designed to:

•	Attract and retain high quality executive officers that are critical to the long-term success of the Company;

•	Pay for performance funded by positive financial results, based on individual contributions and progress toward strategic goals;

•	Pay at competitive levels, consistent with our peer group;

•	Increase the percentage of pay-at-risk with increasing levels of responsibility; and

•	Encourage adherence to the Company’s values of integrity, respect and uncompromising safety.

Snap-on’s philosophy is to place a significant amount of each executive officer’s pay at risk so that he or she is rewarded for achieving Snap-on’s short-term business and long-term strategic goals. We determine target total direct compensation levels (base salary plus target annual and long-term incentives) for Snap-on’s executive officers based on several factors, including:

•	Each individual’s role and responsibilities;

•	Performance and projected contribution to Snap-on’s future success;

•	Total compensation of executives who perform similar duties at companies in our peer group;

•	Historical compensation of each executive officer; and

•	Other circumstances as appropriate.

Our goal is to design a compensation program that rewards executive officers for performance in relationship to the achievement of shareholder returns, as well as corporate and personal performance goals. As such, the majority of our executive officers’ total compensation opportunity is placed at risk by tying it to annual and long-term performance incentive plans rather than base salary. The total targeted direct compensation mix for the Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table herein (the “named executive officers” or “NEOs”) is illustrated in the pie charts below:

To further emphasize this pay for performance philosophy, we generally derive base salaries from the median for comparable positions reflected in the Market Data (described below). Our targeted total direct compensation levels are designed to generally fall within the 50th and 65th percentiles of the Market (described below) if target levels of the performance measures are achieved. In fiscal 2010, our actual total direct compensation levels fell near the 50th percentile of the Market. Each element of our compensation program is outlined below.

In addition to base salary and incentive compensation, the Committee also oversees benefits and other amounts payable to executive officers, including retirement benefits and potential benefits that may be payable in a situation involving a change in control of the Company. The Committee periodically reviews market practices with respect to these other types of compensation.

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executive officers comparable to that of the Market so that we can attract and retain high quality executive officers. The Company also maintains a 401(k) plan that permits participants, including our executive officers, to make additional retirement contributions. Depending on the participant’s pension formula, the Company matches a specified portion of participant contributions.

The retirement arrangements adopted by the Company are designed so that any limitations on covered compensation and potential benefits that would apply under the Internal Revenue Code should not limit the actual retirement benefits that are earned and received by the Company’s executive officers. In addition, the Company sponsors a deferred compensation plan for which approximately 40 active executives are eligible to participate, including each of the executive officers. Depending on the pension formula applicable to the executive officer and their participation in the 401(k) plan, the Company makes matching contributions to restore 401(k) plan matching contributions that are otherwise limited by Internal Revenue Service (“IRS”) regulations. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide total pay packages comparable to that in the Market. While the Committee periodically reviews Market information to obtain a general understanding of current practice, it does not benchmark retirement benefits because of the wide variety of plans used across the industry.

The Company provides various other health and welfare benefits to its executive officers and other employees, consistent with market practice. These benefits, such as health and disability insurance, are provided to most U.S. salaried employees on substantially the same basis. The Company does not provide other perquisites to executive officers.

The Company, like many companies, has compensation agreements with certain executive officers that typically provide the executive officers with severance and other benefits in the event of certain terminations of employment within a specified period following a change of ownership. The Committee periodically reviews these agreements and compares the level of benefits payable thereunder to those offered at other companies, and believes these types of agreements remain important to the Company.

The Company does not have any specific compensation agreements with the NEOs who are current executive officers other than the change in control agreements and retention agreements described below. Severance for executive officers, outside of a change in control, is determined on a case-by-case basis; there are no special agreements with the NEOs.

Committee Practices

The Committee has the sole authority to retain and terminate a consulting firm to assist in the evaluation of the compensation of the CEO and other executive officers, and has the sole authority to approve the consultant’s fees and other retention terms. As part of the process to retain an executive compensation consultant, the Committee considers the consultant’s representations with respect to their practices and approach to maintaining independence. To further ensure independence, our executive compensation consultant reports directly to the Committee. The analyses performed by our consultant on competitive marketplace practices are referred to as the “Market” or “Market Data.”

The Committee reviews data that reflects the 50th to 65th percentile of the Market as a benchmark to provide one reference point for compensation practices as well as a source of comparative information to assist in determining various components of an executive officer’s direct compensation; however, it does not use this information to mathematically calculate compensation nor limit itself to the range produced by the Market Data. The Committee reviews the Market Data in general terms, and we believe it is important for the Committee to use its judgment and discretion to address individual circumstances rather than to simply aim for a level of compensation that falls within a specific range of the Market Data. Therefore, the information in the Market Data is not used to limit the discretion of the Committee in establishing compensation levels for executive officers.

In 2008, the Committee retained Semler Brossy Consulting Group (“Semler Brossy”) to provide ongoing advisory services to the Committee. These services include, but are not limited to: providing updates on trends in executive compensation practices; reviewing and making recommendations on the Company’s overall compensation strategy; providing input and reviewing CEO and other executive officer salary increases and incentive targets; reviewing incentive program design; and updating the peer group and performing market analysis. Semler Brossy does no other work for the Company other than acting as an advisor to the Committee.

Our fiscal 2010 peer group consisted of the 17 publicly-traded companies listed below. These companies were selected by the Committee, after reviewing information from our compensation consultant, because such companies’ revenue and/or market value are within a reasonable range relative to the Company (+/- 20%), are direct competitors of the Company and/or have similar business characteristics or compete with us for executive talent. The same peer group was also used in fiscal 2009 and 2008.

Actuant Corporation	AMETEK, Inc.	The Black & Decker Corporation

Briggs & Stratton Corporation	Cooper Industries plc	Danaher Corporation

Donaldson Company, Inc.	Flowserve Corporation	Gardner Denver, Inc.

Kennametal Inc.	Lennox International Inc.	Lincoln Electric Holdings, Inc.

Pentair, Inc.	SPX Corporation	The Stanley Works

The Timken Company	The Toro Company

In 2010, the Committee reviewed the composition of the peer group to account for changes in the marketplace and to determine whether the companies were still representative of the criteria that led to their initial selection. As a result of this review, and consistent with the selection criteria discussed above, changes were made to the composition of the peer group. Therefore, beginning with our fiscal 2011 compensation planning cycle, the following companies comprise our current peer group:

Actuant Corporation	AMETEK, Inc.	Cooper Industries plc

Crane Co.	Donaldson Company, Inc.	Flowserve Corporation

Gardner Denver, Inc.	IDEX Corporation	Kennametal Inc.

Lincoln Electric Holdings, Inc.	Newell Rubbermaid Inc.	Pall Corporation

Pentair, Inc.	Rockwell Automation Inc.	Roper Industries, Inc.

SPX Corporation	Stanley Black & Decker, Inc.	The Timken Company

We believe that the peer group data provides an understanding of specific pay levels and mix for named executive officers, as well as broader pay design/practices for a specific group of companies. We also believe that this data provides us with a good basis for an external review of the relationship between pay and performance. To supplement peer group compensation data, our compensation consultant gathers and reviews information from surveys that are available from widely recognized experts in the compensation field, namely Towers Watson & Co.

The Committee annually reviews and approves, in consultation with its compensation consultant, the base salaries of each executive officer in view of Market Data, an annual performance review and any related merit adjustment recommended by our CEO. Salary adjustments are generally made annually (“merit increase”) or in conjunction with a change in responsibility. Due to the challenging global economic environment, merit increases were not given to executives or associates over a two and a half year period that began in 2008, except where the Company was obligated to do so by contract or statute. Our general salary freeze was lifted in August 2010, as a result of market conditions and Company performance.

Generally, the Committee begins its consideration of the next year’s total compensation at its November meeting. During these meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of plan designs, annual incentive targets and long-term incentive compensation awards are made at the Committee’s February meeting, which is held in conjunction with a regularly scheduled Board meeting shortly after the public release of the prior year’s financial results. At that meeting, the Committee also is able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering those matters at a February meeting allows the Committee to not only factor in the prior year’s financial results and the current year’s operating plan, but also to assess the prior years’ compensation in its decision making. In some cases, financial goals for incentive plan awards may be finalized after the February meeting, allowing the Committee to consider items from that meeting. Occasionally, grants of long-term incentive compensation are made at other meetings in special cases such as promotions or new hires.

Stock options and other long-term incentives are awarded effective as of the Board or Committee meeting date and have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date, which is either that date or a specified future date (the “grant date”).

Upon the request of the Committee, various Company personnel compile and organize information, arrange meetings and act as Company support for the Committee’s work. As discussed in further detail below, our CEO is also involved in making compensation recommendations for other executive officers, which are considered by the Committee; however, management does not have any involvement in the determination of the CEO’s compensation.

Since the Company has not previously been required to hold, and has not held, shareholder advisory votes on executive compensation, the Committee has not yet had occasion to consider the results of such votes when making its determinations relating to compensation policies and decisions.

Total Direct Compensation—Cash and Incentive

Three elements comprised the total direct cash and incentive compensation for Snap-on’s executive officers in 2010:

•	Base salary;

•	Annual incentives; and

•	Long-term incentive compensation.

Base Salary

We provide base salaries in order to attract and retain high quality individuals. The median of base salaries in the Market Data is generally used as a reference point to compare and assist in the establishment of our executive officers’ base salaries. Base salaries, however, are not mathematically derived from these medians because we believe that it is appropriate for the Committee to use its discretion in setting base salaries. There are variances from the median due to factors such as performance, individual experience, tenure in the position and prior salary. The Committee reviews executive officers’ salaries, including those that are substantially above or below the median, and also considers a number of other factors such as job responsibilities and changes in job responsibilities, achievement of specified Company goals, retention, demonstrated leadership, performance potential and Company performance when determining base salary. While the factors that are considered in setting base salaries are not weighed or ranked in any particular way, it is expected that individuals would gradually move higher in salary ranges as their performance improves and as they gain experience with the Company and in their position.

The Committee regularly monitors and considers appropriate adjustments to the base salaries of those executives who fall significantly outside our compensation philosophy. In November of 2009, after reviewing Market Data prepared by Semler Brossy and considering the factors discussed above, we determined that the base salaries of our executive officers were appropriate and in line with our compensation philosophy for the majority of our executives. The base salaries of the NEOs serving at that time ranged from 19% below Market median to 12% above Market median. Aldo J. Pagliari was not an executive officer at the time of the review.

Jeanne M. Moreno and Martin M. Ellen were determined to be above Market median, which was deemed acceptable based upon their respective experience and levels of responsibility. Thomas J. Ward was determined to be at Market median. Nicholas T. Pinchuk and Thomas L. Kassouf were determined to be below Market median. As discussed above, merit increases were generally not awarded to any of our associates, including our NEOs, during our general salary freeze. In April 2009, and again in January 2010, the Committee offered Mr. Pinchuk a promotional salary increase of $150,000; however, in light of prevailing economic pressures and the general salary freeze, Mr. Pinchuk declined the increase on both occasions. Once the general salary freeze was lifted in August 2010, Mr. Pinchuk’s salary was increased by $150,000, which brought his salary close to the Market’s 50th percentile. Mr. Kassouf’s salary was increased by $49,000 upon his appointment as Senior Vice President and President-Snap-on Tools Company LLC to recognize the increased responsibilities of his new position. See the Summary Compensation Table below for the base salaries of the NEOs.

Annual Incentives

We provide annual cash incentives for our executive officers and approximately 1,000 other salaried employees under the 2001 Stock and Incentive Plan. The annual incentive compensation is intended to place a significant part of each executive officer’s total annual compensation at risk (i.e., pay for performance). As base salaries are generally compared to the Market median, as previously discussed, annual incentive targets would generally be expected to be between the 50th and 65th percentile of Market for annual incentives, with stretch goals built in to achieve the 65th percentile. However, as is the case with base salaries, the Committee exercises discretion and is not bound by the range provided by the Market Data. In aggregate, our 2010 annual incentive targets were at the 50th percentile of Market for our NEOs. The only changes to the NEOs’ annual incentive targets in 2010 were the result of increased responsibilities due to promotions and new positions for Mr. Pagliari and Mr. Kassouf, as discussed below.

The 2010 annual incentive targets for each of the NEOs, expressed as a percentage of base salary, are set forth in the following table:

Name	Target Bonus as a Percentage of Base Salary
Nicholas T. Pinchuk	100%
Aldo J. Pagliari(1)	45% / 75%
Thomas J. Ward	75%
Thomas L. Kassouf(2)	65% / 75%
Jeanne M. Moreno(3)	65%
Martin M. Ellen(3)	90%

(1)	Mr. Pagliari’s target bonus as a percentage of base salary increased from 45% to 75% effective March 31, 2010, in connection with his appointment as Senior Vice President-Finance and Chief Financial Officer.

(2)	Mr. Kassouf’s target bonus as a percentage of base salary increased from 65% to 75% effective April 7, 2010, in connection with his appointment as Senior Vice President and President-Snap-on Tools Company LLC.

(3)	Ms. Moreno’s and Mr. Ellen’s target bonuses are higher than those of individuals in similar positions in our peer group, primarily in recognition of their level of responsibility, experience and historical compensation levels. As noted above, Mr. Ellen resigned from the Company effective March 31, 2010.

The general plan design for all participants in the annual incentive plan, including the NEOs, in 2010 provided for a 50% weighting on consolidated financial results, focused on operating income and return on net assets, and a 50% weighting for personal strategic business goals, which included additional quantifiable measures where possible. These proportions reflect the Committee’s belief that annual incentives should drive shareholder value by focusing employees on the success of the overall Company and encouraging collective behavior, while still allowing for flexibility to meet changing business challenges. It is the philosophy of the Committee and management that to receive a payout on the consolidated financial results component of the annual incentive award, the Company needs to achieve a return on net assets at least equal to its weighted average cost of capital (which was estimated to be 15% for 2010), since the Committee believes that any return greater than the cost of capital improves the Company’s results, enhances value to shareholders and demonstrates operating improvement when compared to prior results, even during an economic downturn.

Consistent with fiscal 2009 compensation planning, when considering the challenging global economic environment, the Committee set successive half year plans for fiscal 2010 that would be responsive to the changing business climate. First half goals were set and approved by the Committee at its February 2010 meeting. Second half goals were approved at a special July 2010 meeting. Any bonus awards earned during the first half were considered to have vested and were paid at the regularly scheduled February 2011 payout along with awards earned based on second half performance. See the table below for the weighting of the components of the 2010 annual incentive plan:

Component	Weighting
First half consolidated financial results	25%
First half personal strategic business goals	25%
Second half consolidated financial results	25%
Second half personal strategic business goals	25%
Total	100%

Consolidated Financial Results Component

The Committee utilized operating income and return on net assets as the financial performance measures for the Company-wide portion of the 2010 annual incentive award. These measures were chosen because they are regularly used to assess consolidated financial performance internally and, the Committee believes, are widely used externally as well.

As noted above, due to the challenging global economy and the uncertainty that it added to the Company’s planning and outlook, the Committee set successive half year plans for fiscal 2010. The Committee believed that the use of two half year plans would allow it to better calibrate each six month period to both incent performance in a meaningful way, but also to not unduly discourage participants with unattainable goals in the event of further unfavorable economic events outside of the Company’s control. Finance income was excluded from the 2010 consolidated financial goals as the Company continued the transition of Snap-on Credit (“SOC”), its domestic financial services business, which began in July 2009 (the “SOC transaction”).

For each financial performance measure, the Committee set three different performance levels (in order of rank)—“threshold,” “target” and “maximum”—for each half of the year. In each half, participants could earn up to twice their target percentage for performance at the “maximum” level and 25% of their target percentage for performance at the “threshold” level. Payments were adjusted proportionately and interpolated for actual performance that fell between the “threshold,” “target” and “maximum” levels.

Under the relevant plans, the Committee has broad discretion in determining payments, including adjusting results or changing an individual’s goals. However, it only uses this discretion after setting goals when it believes it is appropriate to further the interests of the Company and the incentive goals of the compensation. The Committee also can consider unusual financial circumstances. During fiscal 2010, the Committee did not use its discretion to change the amount of any annual incentive awards to executive officers as compared to the amounts calculated under the goals that were set.

2010 Consolidated Financial Goals and Results

The 2010 first half and second half goals, as well as actual results, for Company financial performance are set forth in the tables below and are further explained in this section.

First Half Consolidated Financial Goals and Results:

Company Goals	Threshold	Target	Maximum	Actual
Operating Income(1)	$125.2M	$137.7M	$156.5M	$152.6M
Return on Net Assets(2)	17.3%	19.1%	20.1%	22.0%
Incentive earned, as a percentage of the Target bonus amount:				184.5%

Second Half Consolidated Financial Goals and Results:

Company Goals	Threshold	Target	Maximum	Actual
Operating Income(1)	$152.6M	$167.9M	$190.8M	$166.5M
Return on Net Assets(2)	20.0%	22.5%	25.0%	23.6%
Incentive earned, as a percentage of the Target bonus amount:				106.5%

(1)	Operating Income represents income from continuing operations, excluding financial services income and the effect of foreign currency translation.

(2)	Return on Net Assets is calculated using a six-month average and represents return on net assets employed before interest and taxes (“RONAEBIT”), excluding the effect of foreign currency translation.

First Half

In setting the 2010 first half operating income targets, the Committee considered the then-projected macroeconomic outlook, the annual operating plans approved by the Board of Directors and the performance of Snap-on as well as its peers. The “threshold” operating income metric was set at the level achieved during the second half of 2009. The “target” operating income metric was set 10% over the “threshold” and “maximum” was set 25% above the “threshold.” The Committee considered the “target” operating income metric a substantial improvement over the results achieved in the second half of 2009 and the “maximum” operating income metric the product of achieving significant stretch goals.

In setting the 2010 first half return on net assets goals, the Committee again considered the projected macroeconomic outlook, the annual plan approved by the Board of Directors and the Company’s growth strategies, as well as their impact on assets. The “threshold” level of return on net assets was set equal to the results achieved in the second half of 2009, a level that the Committee believed added shareholder value when coupled with the required improvement in operating income. The “target” level was set 1.8 percentage points higher than the “threshold” level and the “maximum” level required an additional 1.0 percentage point increase beyond the “target” level and was considered a significant stretch.

For the first half, a payment at the “threshold” level could be earned in one of three ways: (1) if the Company achieved the “threshold” level on both operating income and return on net assets; (2) if operating income at 10% below the level realized in the second half of 2009 was achieved and return on net assets equaled the “target” level; or (3) if return on net assets equaled the Company’s weighted average cost of capital and the Company achieved the first half operating income plan. Achieving at least a 25% “threshold” payment was considered minimally acceptable because it would require stretch improvement in one of the measures while maintaining acceptable levels of performance on the other measure. It is the Committee’s philosophy that the Company should achieve at least its weighted average cost of capital for participants to receive any payout based on consolidated financial results.

After comparing the Company’s consolidated financial results for the first half of 2010 to the consolidated financial performance goals at its August 2010 meeting, the Committee approved a vested award amount of 184.5% relative to the consolidated financial results component of the annual incentive plan. Return on net assets exceeded the “maximum” level, and operating income improvement of 21.9% as compared to the second half of 2009 resulted in performance between the “target” and “maximum” levels on that metric.

Second Half

For our second half goals, the Committee set the “threshold” level of operating income equal to the results achieved in the first half of 2010. “Target” operating income was set 10% above “threshold” and “maximum” was set 25% above threshold. The Committee felt that, in the then-existing economic environment, these were reasonable goals and that “maximum” performance would require exceptionally strong achievement.

In setting the 2010 second half return on net assets goals, the Committee again considered the projected macroeconomic outlook, the annual plan approved by the Board of Directors and the Company’s growth strategies, as well as their impact on assets. The “threshold” level of return on net assets was set at a level that the Committee believed added shareholder value when coupled with the improvement in operating income. The “target” level was set 2.5 percentage points above the “threshold” level and the “maximum” level required performance that was considered a significant stretch.

For the second half, a payment at the “threshold” level could be earned in one of three ways: (1) if the Company achieved the “threshold” level on both operating income and return on net assets; (2) if operating income at 10% below the level realized in the first half of 2010 was achieved and return on net assets equaled the “target” level; or (3) if return on net assets equaled the Company’s weighted average cost of capital and operating income grew by 5% over the first half of 2010. Achieving at least a 25% “threshold” payment was considered minimally acceptable because it would require stretch improvement in one of the measures while maintaining acceptable levels of performance on the other measure. As noted above, it is the Committee’s philosophy that the Company should achieve at least its weighted average cost of capital for participants to receive any payout based on consolidated financial results.

After comparing the Company’s consolidated financial results for the second half of 2010 to the consolidated financial performance goals at its February 2011 meeting, the Committee approved a payout of 106.5% relative to the consolidated financial results component of the annual incentive plan. Operating income fell between the “threshold” and “target” levels, and the Company’s return on net assets of 23.6% surpassed the “target” level.

Personal Strategic Business Goals Component

As previously discussed, 50% of each executive officer’s annual incentive is based on the achievement of personal strategic business goals. Inclusion of these personal strategic business goals is intended to incent a focus on specific objectives that are critical to the individual’s role with the Company. Our objective is to set goals under the plan that are quantitative and measurable where possible; however, many personal strategic business goals are, by necessity, somewhat subjective in nature. Each personal strategic business goal was weighted individually and scored separately; therefore, not all goals had to be achieved in order to receive a payout on this component of the plan.

Achievement of personal strategic business goals ranges from 0% to 200% of target. The 2010 personal strategic business goals for each of the NEOs and the weighting of each individual goal (individual goals carried the same weighting for each half except where indicated), as well as the Committee’s determinations related to the goals, where appropriate, are summarized as follows:

Mr. Pinchuk:

•

Preserve strategic fundamentals of the Company during the economic crisis, including maintaining the global van channel at the December 2009 and June 2010 levels, respectively, capturing new business in what is now the Repair Systems & Information (“RS&I”) Group, providing an offset to the impact of automotive dealer consolidations, continuing extension of industrial products into critical industries and continuing focus on innovation and the launch of new, significant products—40% weighting for the first half and 25% weighting in the second half.

The global van channel increased when compared to both December 2009 and June 2010 levels, significant new business was captured in the RS&I Group, sales of industrial products increased, including in critical industries, and significant, innovative products were launched as planned.

•	Complete SOC integration without user disruption—10% weighting.

The SOC integration was completed without disruption; extended credit portfolio economic returns were above targeted levels, delinquency rates were lower than planned and SOC’s operating performance was better than expected for both performance periods.

•

Drive improvement processes, including continuing enterprise engagement with franchisees, executing the European restructuring program and improving manufacturing and logistics, ensuring delivery of Information Technology (“IT”) systems and enhancing Rapid Continuous Improvement (“RCI”) efforts—15% weighting.

Customer connection processes and metrics were developed and measured, the European restructuring program continued on schedule and manufacturing and logistics systems were improved. IT system implementations of the Footprint Project were completed as planned and franchisee software implementations continued on schedule. RCI efforts were enhanced and expanded.

•

Strengthen the Snap-on management team, including adding high potential managers, identifying and developing key, diverse in-house talent, continuing CEO succession planning and working with the Corporate Governance and Nominating Committee to identify Board candidates—15% weighting.

High potential individuals were hired, key, diverse in-house talent was identified and near-term development moves were put into place. The development of CEO succession candidates continued. A new Board candidate was identified in cooperation with the Corporate Governance and Nominating Committee and was successfully added to the Board.

•	Continue building infrastructure in emerging markets, including the development and launch of products for the Asian market—20% weighting.

Infrastructure, including manufacturing capabilities, was further expanded on schedule and products were developed and launched specifically for the Asian market.

•	Develop a strategic roadmap for growth—15% weighting for the second half.

A strategic roadmap for growth was developed for the Company.

After a review of Mr. Pinchuk’s performance, the Committee determined that Mr. Pinchuk’s resulting payout was 100% for both his first and second half personal strategic business goals.

Mr. Pagliari’s personal strategic business goals as President-Snap-on Equipment:

•

Actively drive improved cooperation and collaboration between groups that can contribute to profit improvements for divisions outside Mr. Pagliari’s overall span of responsibility, advance engineering developments and meet significant sales improvement goals—30% weighting.

Asian expansion was supported with the engineering of products designed specifically for the Asian market, a new product and production process for the Industrial Division resulted in new patents and production ramped up ahead of schedule, positioning the Equipment Division to achieve significant sales improvement as compared to 2009.

•	Grow sales in the Equipment Division—15% weighting.

Sales goals were met, sales staff was trained and additional product approvals were obtained from automotive equipment manufacturers.

•	Expand innovative product offerings through new product launches and the growth of alignment unit sales—15% weighting.

Product launches were completed on schedule and alignment unit sales goals were met.

•	Reduce material costs—10% weighting.

Achieved significant material cost reductions in the first half of 2010.

•	Achieve Snap-on Equipment business plan—30% weighting.

Sales and operating income for the Equipment Division exceeded plan in the first half of 2010.

Mr. Kassouf, Mr. Pagliari’s direct supervisor at the time, approved a payment of 110% for Mr. Pagliari’s first half personal strategic business goals through March 31, 2010.

Mr. Pagliari’s personal strategic business goals as Senior Vice President-Finance and Chief Financial Officer:

•	Drive cooperation across business groups to take maximum advantage of collaborative opportunities and minimize disruptions resulting from the SOC transaction—25% weighting.

Cooperation expanded among businesses, particularly between U.S. and international entities, and SOC was integrated without disruption to the Company’s business groups.

•	Continue the transition of SOC, maintain the overall extended credit economic returns above levels of required returns and achieve the 2010 delinquency and net loss plans—30% weighting.

Extended credit portfolio economic returns were above targeted levels, delinquency rates were lower than planned and SOC’s operating performance was better than expected for both performance periods.

•	Continue development of the finance function—25% weighting.

The finance function was strengthened through various targeted initiatives, including those related to investor relations, which resulted in favorable feedback from investors.

•	Achieve RCI objectives, including continued sourcing improvements—20% weighting.

RCI and sourcing improvements generated savings above expected levels.

After a review of Mr. Pagliari’s performance, the Committee approved a payment of 110% for his first half personal strategic business goals for the period from March 31, 2010 through July 3, 2010. For the second half, the Committee determined that Mr. Pagliari achieved a payout of 115% for his personal strategic business goals.

Mr. Ward’s personal strategic business goals as Senior Vice President and President-Snap-on Tools Company LLC:

•	Actively drive improved cooperation and collaboration between groups that contribute to profit improvements for divisions outside Mr. Ward’s overall span of responsibility—20% weighting.

•

The Snap-on Tools Group supported the promotion of specialty tools and torque products to franchisees and end customers, which resulted in sales increases for various products as compared to 2009. The Snap-on Tools Group also effectively worked with SNA Europe on their large tool program.

•	Enhance customer connection—15% weighting.

An improved new product idea process was launched and a customer interaction kiosk was added to the Snap-on No Compromise Tour. Snap-on Tools introduced a number of specialty tools that originated from customer suggestions. Focus groups were held with technicians and their work areas were visited to gain insights on new product designs.

•	Drive RCI initiatives to optimize the effectiveness and efficiency of the Snap-on Tools Group’s and franchisees’ day-to-day business operations—15% weighting.

RCI initiatives drove improved efficiency across the Group, including improved delivery times and reduced order processing times.

•	Improve customer coverage by net van count growth—20% weighting.

The global van channel increased when compared to the December 2009 level.

•	Achieve the Snap-on Tools Group’s business plan—30% weighting.

The Snap-on Tools Group met its operating income target in the first half of 2010.

After a review of Mr. Ward’s performance, the Committee approved a payment of 105% for Mr. Ward’s first half personal strategic business goals through April 7, 2010.

Mr. Ward’s personal strategic business goals as Senior Vice President and President-Repair Systems & Information Group (the “RS&I Group”):

•	Actively drive improved cooperation and collaboration between groups that contribute to profit improvements for divisions outside Mr. Ward’s overall span of responsibility—20% weighting.

A joint strategy between RS&I divisions for the European market was developed. Mid-tier products were developed by the RS&I Group for introduction by the Asia-Pacific Division.

•	Continue progress toward Global Electronic Parts Catalog (“EPC”) contract renewal with key customers—20% weighting.

Continued to make progress towards contract renewals by key customers.

•	Launch new aligner with enhanced customer interface—15% weighting.

A new aligner with an enhanced customer interface for North America was launched and contributed to a record level of aligner sales in the fourth quarter of 2010.

•	Capture new business in the repair-garage infrastructure segment—15% weighting.

New business was captured to expand the sale of alignment systems and equipment for test lanes in a number of different jurisdictions. In addition, the rollout of an essential tool program and a new EPC began for certain key customers.

•	Achieve various financial profitability targets for the RS&I Group—30% weighting.

The RS&I Group exceeded its financial targets for the year.

After a review of Mr. Ward’s performance, the Committee approved a payment of 105% for Mr. Ward’s first half personal strategic business goals from April 7, 2010 through July 3, 2010. For the second half, the Committee determined that Mr. Ward achieved a payout of 112% for his personal strategic business goals.

Mr. Kassouf’s personal strategic business goals as Senior Vice President and President-Commercial Division:

•	Actively drive improved cooperation and collaboration between groups that can contribute to profit improvements for divisions outside Mr. Kassouf’s overall span of responsibility—30% weighting.

A new power tools line was developed for SNA Europe. In addition, the Industrial Division collaborated with the Snap-on Tools Group for the development of a large tools line.

•	Support Asian expansion—10% weighting.

Asian sourcing activity was expanded for both power tools and equipment. Mid-tier products were introduced into production in China. Ongoing support for Asian intellectual property strategies was supplied.

•	Develop and implement strategies to expand targeted value-added sales—20% weighting.

Specific strategies were developed in the first half and increased value-added sales were achieved.

•	Improve structural costs—10% weighting.

A facility was closed as planned, kitting productivity increased as compared to 2009 and significant material cost reductions were realized.

•	Achieve the Commercial Division’s financial profitability targets for the first half—30% weighting.

The Commercial Division met its targets for the first half of 2010.

After a review of Mr. Kassouf’s performance, the Committee approved a payment of 105% for Mr. Kassouf’s first half personal strategic business goals through April 7, 2010.

Mr. Kassouf’s personal strategic business goals as Senior Vice President and President-Snap-on Tools Company LLC:

•	Actively drive improved cooperation and collaboration between groups that contribute to profit improvements for divisions outside Mr. Kassouf’s overall span of responsibility—20% weighting.

The Snap-on Tools Group supported the promotion of products from the Commercial & Industrial Group to franchisees and end customers, which resulted in sales increases for various products as compared to 2009. The Snap-on Tools Group also worked effectively with SNA Europe on their large tool program and collaborated actively with the Diagnostics Division in the second half to develop and execute the successful launch of the new Verdict handheld diagnostic unit.

•	Enhance customer connection—15% weighting.

An improved new product idea process was launched and a customer interaction kiosk was added to the Snap-on No Compromise Tour. Snap-on Tools introduced a number of specialty tools that originated from customer suggestions. Focus groups were held with technicians and their work areas were visited to gain insights on new product designs. In the second half, the Snap-on Tools Group conducted its most successful franchisee conference in history, resulting in higher attendance and more product activity.

•	Drive RCI initiatives to optimize the effectiveness and efficiency of the Snap-on Tools Group’s and franchisees’ day-to-day business operations—15% weighting.

RCI initiatives drove improved efficiency across the Group, including improved delivery times and reduced order processing times.

•	Improve customer coverage by net van count growth—20% weighting.

The global van channel increased when compared to the December 2009 and June 2010 levels.

•	Achieve the Snap-on Tools Group’s business plan—30% weighting.

The Snap-on Tools Group met its operating income target in the first half of 2010 and, although it fell slightly short of its second half operating income target, results were up significantly year over year.

After a review of Mr. Kassouf’s performance, the Committee approved a payment of 105% for his first half personal strategic business goals from April 7, 2010 through July 3, 2010. For the second half, the Committee determined that Mr. Kassouf achieved a payout of 112% for his personal strategic business goals.

Ms. Moreno:

•	Drive cooperation and collaboration between the IT department and the other operating divisions—20% weighting.

Technology review boards were put in place in order to ensure full operating input on system implementations.

•	Establish a plan for maintaining and improving Company infrastructure—20% weighting.

The IT infrastructure lease was renegotiated on terms favorable to the Company.

•	Ensure that the IT Footprint Program progresses, with continued deployment of our enterprise resource planning system in targeted businesses—30% weighting.

The Footprint Program continued in 2010 and all deployments were completed on schedule.

•	Ensure progress towards the continued deployment of franchisee software in Canada and the roll-out of a pilot program in the United States—20% weighting.

Franchisee software implementation in Canada continued on schedule and the initial pilot program in the United States was completed successfully.

•

Improve IT processes, tools and monitoring/alerting to ensure application stability for all services provided by the Data Center; meet or exceed the Company’s target of 99.5% availability—10% weighting.

The 99.5% availability target was met for all systems during both performance periods.

After a review of Ms. Moreno’s performance, the Committee approved a payment of 90% for her first half personal strategic business goals, and 90% for her second half goals.

Mr. Ellen:

•	Drive cooperation across business groups to take maximum advantage of collaborative opportunities and minimize disruptions resulting from the SOC transaction—30% weighting.

SOC was integrated without disruption to the Company’s business groups.

•	Continue the transition of SOC, maintain the overall extended credit economic returns above levels of required returns and achieve the 2010 delinquency and net loss plans—30% weighting.

Extended credit portfolio economic returns were above targeted levels; delinquency rates were lower than planned; and SOC’s operating performance was better than expected.

•	Continue development of the finance function—20% weighting.

The finance function was strengthened through various targeted initiatives, including those related to investor relations, which resulted in favorable feedback from investors.

•	Achieve RCI objectives, including driving continued sourcing improvements—20% weighting.

RCI and sourcing improvements generated savings above expected levels.

After a review of Mr. Ellen’s performance, the Committee approved a payment of 100% for Mr. Ellen’s personal strategic business goals through March 31, 2010.

Overall full-year payments to the NEOs based on the achievement of consolidated financial results and personal strategic business goals, ranged from 117% to 126% of target. See the Summary Compensation Table below for payouts made to our NEOs under the Company’s annual incentive plan.

Long-Term Incentive Compensation

We also provide long-term incentive compensation to our executive officers and other key employees through the 2001 Stock and Incentive Plan (and, assuming shareholders approve the 2011 Stock and Incentive Plan at the Annual Meeting, will do so in the future under that plan). We believe stock-based awards help align the financial interests of management with those of our shareholders since the ultimate value of stock-based awards is tied to the value of Snapon’s stock.

The 2001 Stock and Incentive Plan allows us to grant stock options, performance shares, performance units, restricted stock, and restricted stock units (“RSUs”) and, for international employees, cash-settled stock appreciation rights (“SARs”). Since we compare targeted total direct compensation (base salary plus targeted annual and long-term incentives) to the 50th to 65th percentile of Market, we also aim to have the target long-term incentive compensation between the 50th and 65th percentile of Market. However, as indicated above, we do not aim for any particular numerical equivalency and use our judgment to respond to specific circumstances. Additionally, the actual payouts of long-term incentives can vary significantly from target because of the longer time period in which performance is measured (in the case of long-term performance-based awards) and because of the market price of our stock (in the case of both stock options and stock-based awards), which is not within our control. These types of awards reward financial and personal performance over a longer period of time than base salary and annual incentives. In 2010, our long-term incentive compensation grants for executive officers were composed of approximately one-third stock options, one-third performance-based units, and one-third performance-based RSUs. We targeted more value in performance-based vehicles because we believe they focus executive officers and key employees on financial performance that is more under their control and which the Committee believes drives shareholder value over the long term. We provide a portion of long-term compensation in stock options with time-based vesting, which reward employees based upon the appreciation of the market value of our shares, because we believe it is important that some compensation be designed to mirror our investors’ experience. In 2010, the average long-term incentive compensation level of our NEOs was at approximately the 60th percentile of Market.

In granting long-term incentive awards, we take into account the following subjective and objective factors:

•	Each executive officer’s level of responsibility;

•	Each executive officer’s contributions to Snap-on’s financial results;

•	Retention considerations; and

•	The practices of companies in the Market.

The Committee believes that using Company stock for a significant portion of these awards provides executive officers with an additional potential equity stake in the Company and helps further align the interests of the executive officers with those of our shareholders.

Grants of long-term incentives are generally made at the Committee’s February meeting, which is held in conjunction with a regularly scheduled Board meeting and after the public release of the prior year’s financial results, although the final financial targets may be set after the February meeting, allowing the Committee to consider items from that meeting. Options have an exercise price equal to the closing price of Snap-on common stock as reported on the New York Stock Exchange on the grant date and generally vest in three equal annual increments beginning on the first anniversary of the grant. Occasionally, grants of long-term incentives are made at other meetings in special cases, such as promotions or new hires.

Prior to making a grant, the Committee considers potential dilution, the Company’s share price and the volatility of our share price. When determining eligibility and granting awards, the Committee considers market practice, personnel responsibility grades and the individual’s contributions to the Company. In 2010, in order to develop the grant range guidelines for various personnel responsibility grades (including both executive officers and other participants), the Committee reviewed market conditions and practice, as well as the estimated value of each grant. We determined the grant date present value using the Black-Scholes valuation model (a formula widely used to value exchange-traded options) for comparison to the market. Due to significant market uncertainty and volatility in the Market Data, equity guidelines were not changed from 2009 levels. Mr. Pagliari was not an executive officer at the time of the 2010 equity grants.

Stock Options

In February 2010, we granted stock options and SARs that vest over a three year period to approximately 250 employees. The Committee considered the total recommended grant size for all participants and reviewed the specific recommendations made by Mr. Pinchuk for grants to the executive officers. After considering the recommendations as compared to outstanding shares and expected dilution, the Committee then made the final grant decisions related to the executive officers and also approved the total grant size for all other participants.

We granted our NEOs options to purchase 208,480 shares, consisting of individual grants ranging from 6,480 to 120,000. In the aggregate, the number of options granted to employees was between the target and the maximum of the guidelines, reflecting the Company’s ability to stabilize performance and execute on strategy during the global economic crisis. The Committee approved the amounts awarded to each NEO based on their contributions and individual performance. We estimated that the February 2010 stock option grants would result in 0.9% dilution, which fell within the dilution guidelines established by the Committee. See the Grants of Plan-Based Awards Table below for further information regarding stock options awarded to each of the NEOs.

Long-Term Performance-Based Units

In February 2010, the Committee made grants to 41 key employees of performance-based units that vest depending upon the achievement of financial performance criteria over a three year period; each unit is equivalent to one share of our common stock. The Committee believes that the use of these criteria serves to focus executive officers and key employees on Company financial performance that the Committee believes drives shareholder value over the long term, rather than solely focusing on the market value of our shares, as is the case with stock options.

Similar to the process discussed above related to the granting of options, the Committee made the final long-term performance plan grant decisions for executive officers and approved the total recommended grant size for other participants. In 2010, we granted our NEOs 63,592 long-term performance-based units. Individual grants to the NEOs ranged from 2,390 to 36,174 units. In the aggregate, the number of performance-based units granted to executive officers was between the target and maximum of the guidelines, again reflecting the Company’s ability to stabilize performance and execute on strategy during the global economic crisis.

The Committee also considered in February 2010, based on Company performance to date, the likely compensation under the long-term performance-based awards previously made for the 2008 to 2010 and 2009 to 2011 periods. In that regard, the Committee estimated at that time that, assuming a continuation of period to date performance, results would be below the “threshold” level for each plan and, therefore, there would be no payout under either plan.

Vesting of the performance-based units awarded in 2010 will depend upon cumulative performance relative to the goals set for fiscal years 2010, 2011 and 2012, which are based upon revenue growth and return on net assets employed before interest and taxes (“RONAEBIT”). These two measures have been consistently used for our prior long-term plans. We use these measures because they are consistent with the Company’s goals to both grow and increase returns to shareholders. We regularly use RONAEBIT as a measure of return to evaluate performance. Individuals could have earned shares and cash at varying levels for the 2008 to 2010 plan year, using a matrix that defined percentages earned depending upon actual performance compared to “threshold,” “target” and “maximum” levels. Though the 2009 to 2011 and 2010 to 2012 plans operate in a similar fashion for performance at the “threshold” and “target” levels, the cash portion of the payout for performance greater than “target” was eliminated and replaced with the opportunity to earn 200% of the award for performance at the “maximum” level. The Committee made the change from cash to equity in order to further align the interests of the recipients with those of our shareholders.

The following tables provide examples of award vesting under the matrices based upon Company performance at the stated levels:

2008 to 2010 Plan

Performance Level	Amount of Performance Award Vesting	Amount of Cash
Threshold (see below for discussion)	25% of the Award	—
Target (for both criteria)	100% of the Award	—
Maximum (for both criteria)	100% of the Award	The percentage over “target” (but no greater than 50%) multiplied by the number of Performance Shares earned multiplied by the closing price of our stock on the grant date.

2009 to 2011 and 2010 to 2012 Plans

Performance Level	Amount of Performance Award Vesting
Threshold (see below for discussion)	25% of the Award
Target (for both criteria)	100% of the Award
Maximum (for both criteria)	200% of the Award

We intend that payments at the “target” level combined with the value of stock options would provide total long-term compensation within the 50th and 65th percentiles of the Market Data for long-term compensation. For the concluded 2008 to 2010 plan, there was no payout since the Company experienced revenue declines below the “threshold” level of performance, primarily as a result of the impact of the global economic recession on the Company.

In setting the levels of performance required to earn various percentages of long-term performance-based units, the Committee considered current levels of RONAEBIT and sales, the current year’s plan, industry and Gross Domestic Product (“GDP”) growth rates, and past performance. In addition, the Committee considered longer range strategic plans establishing expectations for improved performance over the three-year performance period.

In order to achieve “target” levels of performance on the matrix, both revenue and RONAEBIT for the 2010 to 2012 period would need to improve from recent performance. “Target” level revenue growth was set at the 2009 revenue level, plus the three year average GDP growth rate plus 3% annually, which was considered reasonably challenging given the prevailing economic and industry environment. “Target” RONAEBIT was set at a level 50% greater than the Company’s weighted average cost of capital, which the Committee believes would result in significant returns for shareholders.

The “maximum” level of revenue growth was set at the 2009 revenue level, plus the three year average GDP growth rate plus 6% annually. This was considered a significant stretch over “target” and difficult to achieve. The “maximum” RONAEBIT metric was also set at a level that was considered difficult to achieve because, assuming a consistent net asset base, it would require an additional $105 million, or 11% in annual operating income above “target” over the three-year performance period.

The “threshold” level of revenue growth was set at the 2009 revenue level, plus the three year average GDP growth rate. The “threshold” RONAEBIT metric was set 33% above the Company’s weighted average cost of capital. This was considered acceptable given that the Committee believes that any return over the Company’s weighted average cost of capital would add shareholder value. A “threshold” level of payment could be earned by achieving the “threshold” on both the revenue growth and RONAEBIT metrics. It could also be earned in one of two other ways. If revenues remain at 2009 levels, RONAEBIT would need to grow to the “target” level. Alternatively, if RONAEBIT remained at the Company’s weighted average cost of capital, revenues would need to achieve the “target” level. Achieving at least a 25% “threshold” payment was considered minimally acceptable because it would require stretch improvement in one of the measures while maintaining at least current levels, or modest increases, on the other measure.

As part of the long-term performance plans, the Committee considers any acquisitions and divestitures or other significant changes in business practices that occur during the performance period and makes what it considers appropriate adjustments to performance measures to reflect the financial effects of these events on those measures. As a result of the SOC transaction, the Committee adjusted the plan goals for the following periods to remove finance income and the related assets: the final six quarters of the 2008 to 2010 plan; and the entire 2009 to 2011 plan period. Finance income and the related assets were also excluded from the 2010 to 2012 plan.

In February 2010, the Committee approved the outcome of long-term performance-based awards granted in 2008 based on financial performance during fiscal 2008, 2009 and 2010. The metrics for those awards and actual performance are set forth in the table below:

Criteria	Threshold	Target	Maximum	Actual
Sales(1)	$3,105 million	$3,441 million	$3,679 million	$2,619 million
RONAEBIT(2)	20.1%	22.6%	25.1%	21.9%

(1)	Sales represents the 2010 fiscal year Net Sales.

(2)

RONAEBIT is a three-year average for fiscal 2008, 2009 and 2010, calculated as a fraction expressed as a percentage where (i) the numerator is Operating Income (earnings from continuing operations before income taxes plus interest expense less other income (expense)—net) and (ii) the denominator is average net assets employed (total assets minus cash and cash equivalents and minus all liabilities excluding short-term and long-term debt).

Actual performance during the period on these metrics was a RONAEBIT of 21.9% and revenues of $2,619 million; as a result, no performance shares were earned based on financial performance during the 2008 to 2010 plan period. Adjustments were made to the plan matrix during the plan period due to the SOC transaction, as described above.

In February 2011, the Committee also had discussions relating to targets for the 2011 to 2013 plan. The Committee continued the same approach as used in 2010 and the same general financial metrics for these future goals.

Restricted Stock Units

The Committee decided to begin granting shorter-term performance-based units (designated as RSUs) in 2009; these awards have a one year performance period based on the same metrics used within the consolidated financial results component of the Company’s annual incentive plan and a two year cliff vesting schedule. The Committee’s intent in introducing RSUs into the incentive compensation mix and continuing to grant these awards is to increase the linkage between the current year’s results and the future growth of the Company, while also adding a retention element for our executive officers. This element of long-term incentive compensation accounts for one-third of the total long-term incentive value.

Consistent with the granting of options, SARs, and performance share units discussed above, the Committee made the final RSU grant decisions for executive officers and approved the total recommended grant size for other participants. In 2010, we granted our NEOs 63,590 RSUs. Individual grants to the NEOs ranged from 2,390 to 36,173 units. In the aggregate, the number of restricted stock units granted to executive officers was between the target and maximum of the guidelines, again reflecting the factors discussed above.

Based on the Company’s performance on the financial metrics (operating income and return on net assets), reported above in “Total Direct Compensation-Cash and Incentive-Annual Incentive-Consolidated Financial Results Component,” executive officers earned approximately 145.5% of the RSUs granted. The RSUs earned will vest at the end of fiscal 2012 and be paid out shortly thereafter, assuming continued employment.

Stock Ownership Guidelines

In 2008, the Company adopted stock ownership guidelines for its top executives. The guidelines are based on a multiple of base salary using a six month average stock price to value the holdings. Stock ownership includes shares held outright, deferred shares, those in 401(k) plans, shares purchased through the Dividend Reinvestment and Direct Stock Purchase Plan, RSUs that have been earned (but have yet to vest) and the “in the money” value of vested stock options, net of an assumed 40% tax rate. The ownership multiples range from one to six times an executive’s base salary based on the individual’s level of responsibility. Executives are expected to reach the stock ownership guidelines within a five year time frame. The Committee has the authority to pay up to 50% of the annual incentive payout in restricted stock if it is determined that an executive is not making reasonable progress towards reaching the guidelines. The Committee reviews progress toward ownership guidelines annually at its August meeting. In August 2010, based on our six month average stock price, all eight of our executive officers were projected to reach their guideline goals within the five year time frame.

Clawback Policy

The Company has had a recoupment policy as part of its long-term incentive compensation program since the inception of that program; however, the Committee decided to broaden that policy to cover all elements of the incentive compensation program. Therefore, effective April 22, 2010, the Committee adopted a formal Clawback Policy. The Company has the right to clawback, or recoup, an incentive award (in whole or in part), including annual and long-term incentives, received by an employee in the event that the employee benefited from an incentive award and it is later discovered that: (1) a financial statement error resulted in a restatement or an inaccurate operating metric measurement resulted in an inappropriate incentive award; (2) the employee engaged in misconduct that caused the financial statement restatement or inaccurate operating metric measurement; and (3) a lower payment would have been made to the employee based on the restated financial result/operating metric. The Committee also has the right to recoup any such incentive compensation (in whole or in part) from the Company’s top 20 executives. The Committee has the sole discretion to determine whether an employee’s conduct has or has not met any particular standard of conduct under law or Company policy. The Committee may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Committee’s ability to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, any remedies or sanctions imposed by such authorities or any other third party actions.

Other Benefits

Our executive officers receive additional benefits also available to other salaried employees. For example, we provide executive officers and other U.S. salaried employees with health insurance (where the employee pays a portion of the premium), vacation pay and sick pay. The Company does not provide its executive officers with automobiles or club memberships, nor does it reimburse “social expenses,” except to the extent that they are specifically, directly and exclusively used to conduct Company business. There are no other perquisites or similar benefits for executive officers that are not consistent with those of other salaried employees. Perquisites were compared against our peers, and we found our policy to be conservative relative to the market.

Retirement and Deferred Benefits

The Company maintains two types of retirement plans covering its executive officers, a defined benefit pension program and a defined contribution program where eligible employees and executives may receive matching contributions. Benefits are provided through both “qualified” and “non-qualified” plans (the non-qualified plans are designed to “restore” the benefit levels that may be limited by IRS regulations). The Company also maintains a deferred compensation plan that functions as a defined contribution plan.

	Defined Benefit Program		Defined Contribution Program
	Snap-on Incorporated Retirement Plan (the “Pension Plan”)	Snap-on Incorporated Supplemental Retirement Plan for Officers (“Supplemental Plan”)	Snap-on Incorporated 401(k) Savings Plan (“401(k) Plan”)	Snap-on Incorporated Deferred Compensation Plan (“Deferred Compensation Plan”)

Plan Type:	Defined Benefit Pension	Defined Benefit Pension	401(k) Defined Contribution	Deferred Compensation

IRS Tax- Qualified:	Yes	No	Yes	No

Employee Contributions:	No	No	Yes	Yes

Company Contributions:	Yes	Yes	Matching	Restoration Match

When paid:	At retirement	At retirement	At retirement	As elected by the participant for employee deferrals; at retirement for matching contributions

The Defined Benefit Program includes the Snap-on Incorporated Retirement Plan (the “Pension Plan”) and the Snap-on Incorporated Supplemental Retirement Plan for Officers (the “Supplemental Plan”). The Pension Plan is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. (The Company maintains separate retirement arrangements for hourly employees.) The Pension Plan is a “qualified” retirement plan under the Internal Revenue Code (the “Code”) and is, therefore, subject to the Code’s limits on covered compensation and benefits payable. The NEOs also participate in the Supplemental Plan, which is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Supplemental Plan provides the benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code.

The Pension Plan has been established for over 60 years as a general benefit for salaried employees. We have made periodic changes to incorporate various regulatory changes and trends in the employment market. The most recent significant plan change occurred in 2001 when an account-balance formula was incorporated for new employees; a 401(k) plan matching contribution was also adopted in 2001 to complement the account-balance feature. The then-existing participants were given a choice of converting their benefit to the account-based formula (with an opportunity for a 401(k) plan match) or continuing with the old final average pay times years of service formula. Precise benefits also depend upon the payment alternative chosen by the participant. In order to ensure compliance with IRS nondiscrimination requirements, in 2008, the pay-credit schedule for the account-based formula was modified to include a minimum interest credit of 3.75%.

The Supplemental Plan, commonly referred to as a supplemental executive retirement plan or “SERP,” was established in 1983 and covers approximately 50 active and retired executives, including the NEOs. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable Code limitations are applied. The Supplemental Plan was also changed in 2001 to incorporate the account-balance formula. Active executives participating in the Supplemental Plan at that time were given a choice to have their Supplemental Plan retain the final average pay times years of service formula or to switch to the new account-balance formula, without regard to the choice they made in the Pension Plan. The same change that was made during 2008 to the Pension Plan was also made to the Supplemental Plan.

The Defined Contribution Program includes the Snap-on Incorporated 401(k) Savings Plan (the “401(k) Plan”), and the Snap-on Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”). Depending upon the Pension Plan formula applicable to the participant (account-based or final average pay times years of service), the Company matches a portion of employee contributions to the 401(k) Plan. The Deferred Compensation Plan is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make matching contributions to restore 401(k) Plan matching contributions limited by IRS regulations. Some participants may use this plan for retirement savings or to defer base salary or incentive compensation.

Focusing on retention of the individual and reflecting our belief that these benefits should be earned over time, employees step-vest in the Company’s 401(k) Plan match over a period of four years and an employee must have three years of continuous employment before becoming vested in account-based benefits under the Defined Benefit Program. As a result of new federal pension legislation, the number of years of continuous service required before becoming vested under the Defined Benefit Program was reduced from five to three in 2009.

The Committee believes it is appropriate to maintain all four of these plans, taken together, to provide adequate retirement benefits that are comparable to the competitive market and are an additional incentive for the participants to provide for their own retirement.

Change in Control and Other Employment-related Agreements

Snap-on does not generally enter into employment-related agreements, including with its executive officers. Although the Committee believes that it is appropriate to have change in control agreements in place as described below, it believes that the Company is better served by maintaining the ability to continuously evaluate performance of its executive officers without the constraints of a specific agreement. Snap-on occasionally enters into severance or other agreements with individuals that the Company hires from outside in order to provide for severance or retirement benefits in recognition of foregone opportunities at such individual’s prior employer. Snap-on does not currently have any such agreements covering its executive officers.

The Company maintains change in control agreements with all of its current NEOs, as well as selected other key personnel. In the event of a transaction involving a change in control of the Company, senior executives and key personnel would typically face a great deal of pressure, including uncertainty concerning their own future. Such arrangements help assure their full attention and cooperation in the negotiation process.

During the Committee’s most recent review of the change in control agreements, it determined that it could continue to address the concerns and goals that were contemplated by these agreements while offering somewhat reduced benefits; the Committee believed these changes would be in better keeping with current market conditions and corporate governance considerations. The Committee also determined that it could reduce the circumstances in which payments might be made while still providing adequate protection of the executive officers’ interests and maintaining the incentive for them to focus on corporate interests in the event of a transaction. Therefore, the prior change in control agreements were replaced by the current forms of agreement. The current agreements narrow the circumstances in which payments might be made by strengthening the “double trigger” elements of the agreements; reduce multipliers for severance and other benefits to two times multiples rather than three; provide for the continuation of health, disability, life and other insurance benefits, pension credit and 401(k) Plan matching payments for two years, rather than three; and eliminate a prior excise tax gross-up feature, but allow for a reduction in payments so as to avoid adverse excise tax consequences to the executive officer.

As previously disclosed, in December 2009, the Company entered into retention agreements (the “Retention Agreements”) with three of our then current executive officers, none of which is or was a named executive officer in the Summary Compensation Table, and certain other key employees, including Mr. Pagliari, who was not an executive officer at the time. In April 2010, the Company entered into a Retention Agreement with Ms. Moreno. The Retention Agreements are intended to help ensure that the Company continues to retain the services of these employees as well as to motivate these individuals in challenging economic times. Under the Retention Agreements, the employee is entitled to receive a stated cash payment three years from the grant date, provided that the individual remains employed by the Company through such date. Potential cash payments to our current executive officers vary between 69% and 98% of base salaries at the time of the grant; Mr. Pagliari’s potential payment represents 98% of his base salary and Ms. Moreno’s potential payment represents 85% of her base salary. Payment may be accelerated upon a change in control of the Company; payment may be accelerated and prorated if the employee is terminated as a result of a divestiture of a business unit, or in the event of death, disability or retirement after the first anniversary of the grant date. The retention amount may be forfeited or reduced if the Company becomes aware that the employee has engaged in specified types of activities deemed to be detrimental to the Company.

The Company also entered into a transition services agreement with Mr. Ellen, effective April 1, 2010, upon his departure from the Company in order to procure Mr. Ellen’s assistance on various matters during the initial one year term of the agreement. Pursuant to the terms of the agreement, Mr. Ellen is being paid $20,000 per month and is an independent contractor.

See “Potential Payments on Change in Control and Other Employment-related Agreements” below for further information about these agreements.

Tax Aspects of Executive Compensation

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to certain executive officers that is not “performance based” to $1 million annually. While it is our intention to structure most compensation so that Section 162(m) does not adversely affect Snap-on’s tax deduction, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Compensation Committee may elect to structure elements of compensation (such as certain qualitative factors in annual incentives) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Snap-on’s tax deduction for related compensation. We believe that substantially all compensation paid in 2010 will be tax deductible and, assuming our shareholders approve the 2011 Stock and Incentive Plan, substantially all compensation paid under that plan in the future will be tax deductible as well.

Other provisions of the Code also can affect the decisions that we make. Under Section 280G of the Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. Our prior change in control agreements formerly provided that all benefits under them would be “grossed up” so that we would also reimburse the executive officer for these tax consequences. This feature was eliminated in the current agreements.

In addition, the Code was amended to provide a surtax under Section 409A of the Code with respect to various features of deferred compensation arrangements of publicly-held corporations, mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our Defined Contribution and Defined Benefit Programs and employment agreements to help ensure there are no adverse affects on the Company or executive officers as a result of these Code amendments. We do not expect these changes to have a material tax or financial consequence on the Company.

Compensation Committee Report

The duties and responsibilities of the Organization and Executive Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) are set forth in a written charter adopted by the Board and can be found on the Company’s Website at www.snapon.com. The Compensation Committee reviews and reassesses this charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this proxy statement.

Roxanne J. Decyk, Chair

Arthur L. Kelly

Edward H. Rensi

Richard F. Teerlink

EXECUTIVE COMPENSATION INFORMATION

Table 3: Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Nicholas T. Pinchuk	2010	$812,500	—	$2,966,950	$1,304,400	$984,343	$129,789	$43,623	$6,241,605
Chairman, President and Chief Executive Officer(7)	2009	750,000	—	1,976,137	806,400	581,586	144,831	51,300	4,310,254
	2008	750,000	$337,500	2,416,725	1,068,210	562,500	103,581	24,834	5,263,350
Aldo J. Pagliari	2010	318,709	—	196,028	70,438	278,184	29,516	13,430	906,305
Senior Vice President—Finance and Chief Financial Officer(7)(8)
Thomas J. Ward	2010	418,878	—	1,165,586	456,540	397,374	411,708	1,508	2,851,594
Senior Vice President and	2009	390,350	—	776,334	268,800	206,759	362,453	1,405	2,006,101
President—Repair Systems & Information Group	2008	385,263	99,405	1,066,050	431,600	173,381	447,036	1,526	2,604,261
Thomas L. Kassouf	2010	356,810	—	503,316	271,750	325,808	37,946	16,365	1,511,995
Senior Vice President and	2009	321,000	—	317,594	151,200	145,847	41,110	19,217	995,968
President—Snap-on Tools Company LLC	2008	315,750	36,946	357,075	215,800	244,091	38,449	17,737	1,225,848
Jeanne M. Moreno	2010	326,017	—	383,854	163,050	248,695	33,083	15,225	1,169,924
Vice President, Chief Information Officer(7)	2009	321,992	—	255,660	100,800	142,363	36,148	17,420	874,383
	2008	319,340	112,103	362,250	161,850	107,952	34,443	18,718	1,116,656
Martin M. Ellen	2010	120,714	—	—	—	149,158	28,769	194,103	492,744
Former Senior Vice President—	2009	472,500	—	776,334	282,240	337,491	73,087	30,324	1,971,976
Finance and Chief Financial Officer(7)(9)	2008	461,250	224,193	1,068,120	453,180	257,416	80,073	32,288	2,576,520

(1)

There was a general salary freeze for our associates over a two and a half year period that ended in August 2010. In the table above, 2009 base salaries are higher than 2008 base salaries because of the timing of merit increases awarded in 2008. Mr. Pinchuk’s base salary was increased when he was elected our Chief Executive Officer in December 2007. See also “Compensation Discussion and Analysis—Total Direct Compensation–Cash and Incentive—Base Salary” for more information.

(2)

The “Bonus” column includes only discretionary bonus payments apart from our annual incentive plan. Payments under the annual incentive plan, including payments for achieving personal goals, are set forth in the “Non-Equity Incentive Plan Compensation” column. Since our executive officers’ goals are specific and the officers’ performance against them is measured, we believe that payments under the annual performance plan which relate to the achievement of personal strategic business goals are properly reflected in the “Non-Equity Incentive Plan Compensation” column.

(3)

Represents the grant date fair value computed in accordance with ASC 718 of outstanding performance-based unit grants (“Stock Awards” column) and option awards (“Option Awards” column) under the 2001 Incentive Stock and Awards Plan, as amended (the “2001 Stock and Incentive Plan”); the related grants and awards were made in 2008, 2009 and 2010, respectively. See the Grants of Plan-Based Awards table and “Compensation Discussion and Analysis—Total Direct Compensation–Cash and Incentive—Long-Term Incentive Compensation” for further discussion regarding the awards in 2010 and the Outstanding Equity Awards at Fiscal Year-End table regarding all outstanding awards. ASC 718 requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value under ASC 718 of the equity instrument at the time of grant. The assumptions used to determine the valuation of the awards are discussed in note 13 to our consolidated financial statements.

The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market price of our common stock over the exercise price on the date the option is exercised, which cannot be forecasted with reasonable accuracy. The ultimate value of performance-based unit awards will depend upon the number of shares that vest and the market price of our common stock at vesting. Performance-based unit awards vest based upon actual performance as compared to pre-defined goals for revenue growth or operating income and return on net assets employed before interest and taxes (“RONAEBIT”); certain awards have a three-year performance period and restricted stock units (“RSUs”), which we began granting in 2009, have a one year performance period and two year cliff vesting. In 2010 and 2009, each named executive officer listed in the Summary Compensation above (the “NEOs”) could earn up to two times the value listed in the “Stock Awards” column for performance at “maximum.” Maximum payouts for the 2008 grants of performance-based unit awards would have been 1.5 times the value listed, with the amount above the value listed payable in cash.

As a result of the Company’s performance, there was no payout on the 2008-2010 performance award, as discussed above in “Compensation Discussion and Analysis—Total Direct Compensation–Cash and Incentive—Long-Term Incentive Compensation—Long-Term Performance-Based Units;” therefore, the amounts reported above in the “Stock Awards” column corresponding to 2008 for each NEO were forfeited.

Based on the Company’s performance in 2010, approximately 145.5% of the RSUs granted in 2010 were earned by each NEO and will vest at the end of fiscal 2012 and be paid out shortly thereafter, assuming continued employment. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation—Restricted Stock Units” for more information.

Based on the Company’s performance in 2009, approximately 56.7% of the RSUs granted in 2009 were earned by each NEO and will vest at the end of fiscal 2011 and be paid out shortly thereafter, assuming continued employment.

(4)

Amounts shown represent the annual incentive earned under the 2001 Stock and Incentive Plan. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives” for further discussion regarding the awards.

(5)

Represents the increase in the actuarial present value of pension benefits between fiscal year-end 2009 and 2010, 2008 and 2009, and 2007 and 2008. See the Pension Benefits and Non-qualified Deferred Compensation tables below for further discussion regarding our Pension and Deferred Compensation Plans. Mr. Ellen took a distribution of his entire balance in the Supplemental Plan for Officers on October 1, 2010; therefore, the amount reported above related to that plan for Mr. Ellen reflects the increase in the actuarial present value until the date of his distribution.

(6)

The amounts listed under the column entitled “All Other Compensation” in the Summary Compensation Table above include Company contributions to the 401(k) Plan, Deferred Compensation Plan and life insurance; for Mr. Ellen, fiscal 2010 also includes consulting fees paid to him by the Company pursuant to his Transition Services Agreement, as described below in “Potential Payments on Change in Control and Other Employment-related Agreements.” The amounts included in the “All Other Compensation” column are listed in the table below:

Name	Year	Company Matching Contribution to 401(k) Plan ($)	Company Matching Contribution to Deferred Compensation Plan ($)	Value of Life Insurance Premiums Paid by the Company ($)	Consulting Fees ($)	Total ($)
Pinchuk	2010	$7,350	$34,473	$1,800	—	$43,623
	2009	7,350	42,150	1,800	—	51,300
	2008	6,900	15,954	1,980	—	24,834
Pagliari	2010	7,350	4,933	1,147	—	13,430
Ward	2010	—	—	1,508	—	1,508
	2009	—	—	1,405	—	1,405
	2008	—	—	1,526	—	1,526
Kassouf	2010	7,350	7,730	1,285	—	16,365
	2009	7,350	10,711	1,156	—	19,217
	2008	6,900	9,587	1,250	—	17,737
Moreno	2010	7,350	6,701	1,174	—	15,225
	2009	7,350	8,911	1,159	—	17,420
	2008	6,900	10,553	1,265	—	18,718
Ellen	2010	7,350	6,318	435	$180,000	194,103
	2009	7,350	21,273	1,701	—	30,324
	2008	6,900	23,561	1,827	—	32,288

(7)

The Company sponsors a non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary, stock awards or non-equity incentive plan compensation. See the further discussions in “Compensation Discussion and Analysis—Retirement and Deferred Benefits” and under “Non-qualified Deferred Compensation” below. Of the amounts included in the table above, Mr. Pagliari deferred $3,187 of base salary in fiscal 2010. In fiscal 2009, Mr. Ellen deferred $585,446 of stock awards and Ms. Moreno deferred $422,084 of stock awards and $198,049 of non-equity incentive compensation. In fiscal 2008, Mr. Pinchuk deferred $1,064,830 of stock awards and $630,617 of non-equity incentive plan compensation; Mr. Ellen deferred $594,273 of stock awards and $46,125 of base salary; and Ms. Moreno deferred $359,380 of stock awards and $131,207 of non-equity incentive plan compensation.

(8)

Mr. Pagliari was elected Senior Vice President-Finance and Chief Financial Officer by the Company’s Board of Directors, effective March 31, 2010. Though Mr. Pagliari has been employed by the Company since 2002, he did not become an executive officer until that time. The amounts listed for Mr. Pagliari in the “Summary Compensation Table” above include all compensation paid to him by the Company in fiscal 2010, including amounts paid when he was not an executive officer. In accordance with SEC rules, information for prior years is not required to be presented.

(9)

Mr. Ellen resigned from his position effective March 31, 2010. The Company entered into a transition services agreement with Mr. Ellen, effective April 1, 2010, which provides for a retainer of $20,000 per month, for a minimum of one year, for such services as may reasonably be requested by the Company, as described below in “Potential Payments on Change in Control and Other Employment-related Agreements.”

Table 4: Grants of Plan-Based Awards 2010

Name	Grant Date	Plan Name*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
			—	—	—	9,044	36,174	72,348	(1)	—		—	$1,483,496
Pinchuk	2/10/10	Long-term awards	—	—	—	9,043	36,173	72,346	(2)	—		—	1,483,455
			—	—	—	—	—	—		120,000	(3)	$41.01	1,304,400
	2/10/10	Annual incentive(4)	$203,219	$812,877	$1,625,754	—	—	—		—		—	—
			—	—	—	598	2,390	4,780	(1)	—		—	98,014
Pagliari	2/10/10	Long-term awards	—	—	—	598	2,390	4,780	(2)	—		—	98,014
			—	—	—	—	—	—		6,480	(3)	41.01	70,438
	2/10/10	Annual incentive(4)	55,196	220,784	441,568	—	—	—		—		—	—
			—	—	—	3,553	14,211	28,422	(1)	—		—	582,793
Ward	2/10/10	Long-term awards	—	—	—	3,553	14,211	28,422	(2)	—		—	582,793
			—	—	—	—	—	—		42,000	(3)	41.01	456,540
	2/10/10	Annual incentive(4)	78,585	314,339	628,678	—	—	—		—		—	—
			—	—	—	1,534	6,137	12,274	(1)	—		—	251,678
Kassouf	2/10/10	Long-term awards	—	—	—	1,534	6,136	12,272	(2)	—		—	251,637
			—	—	—	—	—	—		25,000	(3)	41.01	271,750
	2/10/10	Annual incentive(4)	64,848	259,392	518,784	—	—	—		—		—	—
			—	—	——	1,170	4,680	9,360	(1)	—		—	191,927
Moreno	2/10/10	Long-term awards	—	—	—	1,170	4,680	9,360	(2)	—		—	191,927
			—	—	—	—	—	—		15,000	(3)	41.01	163,050
	2/10/10	Annual incentive(4)	52,982	211,927	423,854	—	—	—		—		—	—
			—	—	—	—	—	—		—		—	—
Ellen	2/10/10	Long-term awards	—	—	—	—	—	—		—		—	—
			—	—	—	—	—	—		—		—	—
	2/10/10	Annual incentive(4)	26,214	104,856	209,712	—	—	—		—		—	—

*	All awards were made pursuant to our 2001 Stock and Incentive Plan.

(1)

The awards relate to grants of performance-based units and are earned over a term of three years. The related grant date fair value of these awards in 2010 is also included in the “Stock Awards” column of the Summary Compensation Table. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation” for further discussion regarding the awards.

(2)

Consists of performance-based RSUs awarded in fiscal 2010 under the 2001 Stock and Incentive Plan. Vesting of the RSUs is dependent upon the achievement of the consolidated financial metrics set forth in the Company’s annual incentive plan, operating income and RONAEBIT, over a one-year performance period, as well as continued employment during the two-year service period. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation—Restricted Stock Units” for more information.

(3)

The options were granted at the regularly scheduled February 10, 2010 meeting of the Organization and Executive Compensation Committee (the “Compensation Committee” or the “Committee”) and have an exercise price equal to the closing price of Snap-on stock as reported on the New York Stock Exchange on the date of grant ($41.01). One-third of the options granted vest on each of February 10, 2011, February 10, 2012, and February 10, 2013, respectively. See the Outstanding Equity Awards at Fiscal Year-End table for further information regarding the awards.

(4)

Amounts represent the annual incentive opportunity available under the 2001 Stock and Incentive Plan. These amounts are prorated for Mr. Ellen based on the number of days he served as an active employee in fiscal 2010. The annual incentive actually paid to each of the NEOs is set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives” for further discussion regarding the awards. Payouts are made annually, dependent upon performance as compared to pre-defined goals. Our targets relate to quantifiable consolidated Company financial performance—operating income and return on net assets. In addition, a portion of the annual incentive is based on the attainment of personal strategic business goals.

Payments related to the total Company financial measures can increase from twenty-five percent if a threshold level of performance has been reached, and are adjusted proportionately and interpolated between performance levels. Achievement of the personal strategic business goals can range from zero percent to the maximum based on personal attainment of those goals.

(5)	For stock awards and options, this amount represents the grant date fair value calculated in accordance with ASC 718. See also note 13 to our 2010 consolidated financial statements.

The Company sponsors a Non-qualified Deferred Compensation Plan to which participants may defer all or a portion of each of their base salary or stock awards for 2010; in prior years, the deferral of non-equity incentives was also permitted. Deferral elections relating to the 2009 and 2010 grants of stock awards will be made in June 2011 and June 2012, respectively.

Table 5:	Outstanding Equity Awards at Fiscal Year-End January 1, 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Pinchuk	40,000				$30.06	6/27/2012
	40,500				25.11	1/24/2013
	40,500				31.52	1/23/2014
	35,000				33.75	2/18/2015
	42,000				39.35	2/16/2016
	40,000				50.22	2/15/2017
	66,000	(1)	33,000	(1)	51.75	2/13/2018
	40,000	(2)	80,000	(2)	29.69	2/11/2019
			120,000	(3)	41.01	2/10/2020
							11,675	(4)	$660,572	(5)
							8,320	(4)	470,746	(5)
							36,174	(4)	2,046,725	(5)
							18,853	(6)	1,066,703	(5)
							52,632	(7)	2,977,919	(5)
Pagliari	2,500				28.20	12/18/2012
	4,800				25.11	1/24/2013
	4,800				31.52	1/23/2014
	4,320				33.75	2/18/2015
	6,480				39.35	2/16/2016
	6,480				50.22	2/15/2017
	4,320	(1)	2,160	(1)	51.75	2/13/2018
	2,160	(2)	4,320	(2)	29.69	2/11/2019
			6,480	(3)	41.01	2/10/2020
							800	(4)	45,264	(5)
							535	(4)	30,270	(5)
							2,390	(4)	135,226	(5)
							1,212	(6)	68,575	(5)
							3,477	(7)	196,729	(5)
Ward	9,000				32.22	1/25/2012
	7,200				31.52	1/23/2014
	6,480				33.75	2/18/2015
	3,220				31.48	4/01/2015
	15,000				39.35	2/16/2016
	5,000				37.47	4/27/2016
	40,000				50.22	2/15/2017
	10,000				54.50	4/30/2017
	26,667	(1)	13,333	(1)	51.75	2/13/2018
	13,334	(2)	26,666	(2)	29.69	2/11/2019
			42,000	(3)	41.01	2/10/2020
							5,150	(4)	291,387	(5)
							3,269	(4)	184,960	(5)
							14,211	(4)	804,058	(5)
							7,406	(6)	419,031	(5)
							20,677	(7)	1,169,905	(5)
Kassouf	6,480				50.22	2/15/2017
	6,000				54.50	4/30/2017
	13,333	(1)	6,667	(1)	51.75	2/13/2018
			15,000	(2)	29.69	2/11/2019
			25,000	(3)	41.01	2/10/2020
							1,725	(4)	97,601	(5)
							1,337	(4)	75,647	(5)
							6,137	(4)	347,231	(5)
							3,030	(6)	171,437	(5)
							8,928	(7)	505,146	(5)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Moreno	15,000				50.22	2/15/2017
	5,000				54.50	4/30/2017
	10,000	(1)	5,000	(1)	51.75	2/13/2018
	5,000	(2)	10,000	(2)	29.69	2/11/2019
			15,000	(3)	41.01	2/10/2020
								1,750	(4)	99,015	(5)
								1,077	(4)	60,937	(5)
								4,680	(4)	264,794	(5)
								2,439	(6)	137,999	(5)
								6,809	(7)	385,253	(5)
Ellen	8,000				31.52	1/23/2014
	23,000				33.75	2/18/2015
	25,000				39.35	3/31/2013	(8)
	40,000				50.22	3/31/2013	(8)
	28,000				51.75	3/31/2013	(8)
								3,865	(4)	218,682	(5)
								1,360	(4)	76,949	(5)

(1)

Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the original options granted vested on each of February 13, 2009, and February 13, 2010, and the remaining one-third will vest on February 13, 2011.

(2)

Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the original options granted vested on February 11, 2010, and one-third will vest on each of February 11, 2011, and February 11, 2012, respectively.

(3)

Option award has an exercise price equal to the value of our common stock on the grant date and vests in three annual increments beginning on the first anniversary following the award. One-third of the original options granted will vest on each of February 10, 2011, February 10, 2012, and February 10, 2013, respectively.

(4)

Consists of performance-based units awarded in fiscal years 2008, 2009 and 2010 under the 2001 Stock and Incentive Plan. Vesting of the performance-based units will be dependent upon cumulative performance relative to revenue growth and RONAEBIT over the three-year performance periods. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation” for additional information regarding awards.

Actual performance for the 2008 long-term award was below threshold and, therefore, did not result in a payout. However, the value of the award is shown at the threshold because that is the reporting value required to be presented in this situation. On February 9, 2011, the Organization and Executive Compensation Committee (the “Compensation Committee” or the “Committee”) and Board of Directors reviewed actual performance compared to the 2008 plan and determined that the 2008 long-term award did not vest.

Plan to-date performance for the 2009 long-term award is below threshold; however, the value of the award is shown at the threshold grant number because that is the reporting value required to be presented in this situation. Actual performance will be reviewed by the Compensation Committee and Board of Directors at their February 2012 meetings.

Plan to-date performance for the 2010 long-term award is between the threshold and target levels; therefore, the value of the award is shown at the target grant number, which is the reporting value required to be presented in this situation. Actual performance will be reviewed by the Compensation Committee and Board of Directors at their February 2013 meetings.

(5)	Based on the $56.58 per share closing price of a share of our common stock on December 31, 2010.

(6)

Consists of performance-based RSUs awarded in fiscal 2009 under the 2001 Stock and Incentive Plan, and earned based on Company performance on the consolidated financial metrics set in its annual incentive plan, operating income and return on net assets, during that fiscal year. The number reported above represents approximately 56.7% of the RSUs originally granted. These RSUs will vest at the end of fiscal 2011 and be paid out shortly thereafter, assuming continued employment.

(7)

Consists of performance-based RSUs awarded in fiscal 2010 under the 2001 Stock and Incentive Plan. Vesting of the RSUs is dependent upon the achievement of the consolidated financial metrics set in the Company’s annual incentive plan, operating income and return on net assets, over the one-year performance period, as well as continued employment during the two-year service period. See “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation—Restricted Stock Units” for more information. On February 9, 2011, the Compensation Committee and Board of Directors reviewed the Company’s actual performance and determined that approximately 145.5% of the RSUs originally granted were earned; the amounts reported in the table above reflect this performance.

(8)

Since Mr. Ellen satisfied the early retirement age and service provisions of the Company’s retirement policy at the time of his resignation, pursuant to the terms of the related award agreements, these options expire three years from the date of Mr. Ellen’s separation from the Company.

Table 6:	Option Exercises and Stock Vested 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Pinchuk	—	—	—		—
Pagliari	—	—	—		—
Ward	—	—	—		—
Kassouf	10,740	$131,984	—		—
Moreno	—	—	—		—
Ellen	71,828	1,270,967	3,081	(3)	$133,531	(3)

(1)	Based on the difference between the exercise price and sale price on the date of exercise.

(2)

The 2007 long-term incentive program had a three year performance period that ended in 2009. On February 10, 2010, the Compensation Committee and Board of Directors reviewed actual performance during 2007-2009 and determined that such performance fell below threshold and, therefore, resulted in no payout on the 2007 long-term award.

(3)

Since Mr. Ellen satisfied the early retirement age and service provisions of the Company’s retirement policy at the time of his resignation, a portion of the RSUs that were earned based on Company performance during fiscal 2009 vested pursuant to the terms of the related award agreement; these RSUs will be paid out at a later date. The value realized was calculated by using the Company’s closing stock price on March 31, 2010, of $43.34.

Defined Benefit Plans

Snap-on Incorporated Retirement Plan

The Snap-on Incorporated Retirement Plan (the “Pension Plan”) is a defined benefit retirement plan that covers substantially all U.S. salaried employees, with minimum service requirements. The Pension Plan is a “qualified” retirement plan under the Internal Revenue Code (the “Code”) and is therefore subject to the Code’s limits on covered compensation and benefits payable. Benefits are determined using either final average earnings and years of credited service or an account balance formula. We do not make any specific contributions for the NEOs. All salaried employees hired on or after January 1, 2001, participate under the account balance formula in the Pension Plan. The table below shows the number of years of credited service, the present value of accumulated benefits and the payments made during the last fiscal year under the Pension Plan and Snap-on Incorporated Supplemental Retirement Plan for Officers (the “Supplemental Plan”). See below for a discussion of the Supplemental Plan. The assumptions used to determine the present value of the accumulated benefit are discussed in note 11 to our consolidated financial statements.

There are no provisions in the plans for granting additional years of credited service to our employees, including the named executive officers.

Supplemental Retirement Plan

Approximately 50 active and retired executives, including the NEOs, participate in the Supplemental Plan. The Supplemental Plan is a non-qualified excess benefit and supplemental retirement plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); it provides benefits that would be payable to participants under the Pension Plan except for the limitations provided for qualified plans under the Code. The Supplemental Plan has a final average pay formula and an account balance benefit formula, both of which are based on the final average pay and account balance formulas in the Pension Plan. Under the Supplemental Plan, each participant will receive the difference, if any, between the full amount of retirement income due under the Supplemental Plan formula that applies to the participant and the amount of retirement income payable to the participant under the Pension Plan formula when applicable IRS limitations are applied. Qualified retirement plan compensation limits per participant were $230,000 per annum for 2008, and $245,000 per annum for 2009, 2010 and 2011, under Section 401(a)(17) of the Code.

Table 7: Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)*	Present Value of Accumulated Benefit ($)**	Payments During Last Fiscal Year ($)***
Pinchuk	Snap-on Incorporated Retirement Plan(1)	8.5	$146,202	—
	Supplemental Retirement Plan(1)	8.5	470,576	—
Pagliari	Snap-on Incorporated Retirement Plan(1)	8.1	111,196	—
	Supplemental Retirement Plan(1)	8.1	50,304	—
Ward	Snap-on Incorporated Retirement Plan(2) (3)	23.0	789,656	—
	Supplemental Retirement Plan(2) (3)	22.8	1,546,257	—
Kassouf	Snap-on Incorporated Retirement Plan(1)	8.0	113,537	—
	Supplemental Retirement Plan(1)	8.0	98,539	—
Moreno	Snap-on Incorporated Retirement Plan(1)	5.7	81,435	—
	Supplemental Retirement Plan(1)	5.7	84,457	—
Ellen	Snap-on Incorporated Retirement Plan(1)	11.8	204,133	—
	Supplemental Retirement Plan(1)	11.8	—	$256,533

*	Years of Credited Service for Mr. Ellen and Mr. Ward includes credited service years from participating in the Sun Electric Pension Plan prior to the acquisition of Sun Electric by Snap-on in 1992. The Sun Electric Pension Plan was merged into the Pension Plan in 2000. As previously noted, Mr. Ellen resigned from the Company effective March 31, 2010.

**	At January 1, 2011.

***	Mr. Ellen took a distribution of his entire balance in the Supplement Retirement Plan on October 1, 2010.

(1)

The defined benefit is determined using an account-based cash balance plan formula with pay credits ranging from 3% to 10% based on years of credited service and age. Interest is credited annually based on the five-year Treasury rate as calculated in November of the preceding year, with a minimum interest rate of 3.75%. The values shown are the present value of the account balances that would be available upon termination of employment. There are no subsidized optional forms of payment. The Pension Plan is a tax-qualified retirement plan. The Supplemental Plan is a non-qualified deferred compensation plan providing benefits using the same formulas as in the Pension Plan, but without regard to IRS imposed limits.

(2)

The total pension benefit is determined as described in footnote 3 below except that the Supplemental Plan benefit is offset by the benefit payable from the Pension Plan. Benefits from the Pension Plan are as calculated in footnote 3 below for service since August 5, 1996. For service prior to August 5, 1996, benefits are calculated according to the following formula:

[(2% x Final Average Pay x Projected Service) - (2.4% of Social Security benefit x Projected Service)]

multiplied by

(Current Service divided by Projected Service)

Early retirement on the latter calculation is age 55 with 10 years of service.

“Final Average Pay” is an individual’s average annual earnings during the last three completed consecutive calendar years of employment and generally includes only base salary paid in a given year.

“Projected Service” means the total number of years a participant could have been eligible to earn a pension benefit if he/she participated in the plan until age 65.

“Current Service” means the total number of years a participant actually earned a pension benefit.

(3)

The total defined benefit is determined using the final average pay formula under the Pension Plan and provides, at the normal retirement age of 65, that retirement benefits will be calculated using the following benefit formula:

[1.2% x Final Average Pay x Years of Credited Service]

plus

[0.45% x {Final Average Pay minus Social Security Covered Compensation} x Years of Credited Service]

“Final Average Pay” is an individual’s average annual earnings during the five highest completed consecutive calendar years of employment and generally includes base salary and bonus amounts paid in a given year.

“Social Security Covered Compensation” is a 35-year average of the Social Security Maximum Taxable Wage Base (according to federal regulations) for each calendar year to age 65.

“Years of Credited Service” is the number of years and fractional number of years of continuous employment up to 35 years. The Years of Credited Service vary between the two plans due to differences in and changes to plan definitions.

The Normal Form of Benefit (as defined in the Pension Plan) is a 50% joint and survivor benefit which is reduced if payable before age 60. There is also an $800 temporary benefit payable at age 60 for a maximum of 60 months. The total defined benefit under the Supplemental Plan is the value of the above calculation minus the value of the qualified plan account-based pension and minus the qualified 401(k) Plan match account (as discussed in footnote 1 above).

Non-qualified Deferred Compensation

The Snap-on Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”) is primarily intended to allow eligible participants to defer base salary and incentive compensation; however, the Company may also make contributions to restore 401(k) Plan matching contributions otherwise limited by IRS regulations. Approximately 50 active and retired executives, including the NEOs, are eligible to participate in the Deferred Compensation Plan.

The Deferred Compensation Plan is a non-qualified excess benefit and supplemental retirement plan as defined by Sections 3(36) and 201(2) of ERISA. Participants are allowed to defer amounts into a cash fund or into a Snap-on common stock fund. Participants are allowed to take a distribution of deferrals and matching contributions following a participant’s termination of employment or retirement or to schedule a specific deferral period. Information for each of the NEOs is set forth below relating to the Deferred Compensation Plan.

The Deferred Compensation Plan has been amended to comply with the requirements of Section 409A of the Code.

Table 8:	Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Pinchuk	—	$34,473	$362,189	—	$3,490,103
Pagliari	$3,187	4,933	46,830	$34,327	784,362
Ward	—	—	2,492	—	134,427
Kassouf	—	7,730	21,733	—	78,120
Moreno	—	6,701	176,209	—	1,032,226
Ellen	—	6,318	206,131	976,510	965,595

(1)

Amounts reported as Executive Contributions are discussed in footnote 8 to the Summary Compensation Table and amounts reported as Registrant Contributions are reported in the “Other Compensation” column of the Summary Compensation Table.

(2)

These amounts were deferred in prior years. Mr. Pagliari’s distribution was paid according to a scheduled deferral election and Mr. Ellen’s distribution was paid as a result of his resignation from the Company.

(3)

Of the amounts reported in the “Aggregate Balance at Last Fiscal Year End” column, the following amounts were previously reported in the Summary Compensation Tables in the Company’s Proxy Statements for its prior Annual Meetings of Shareholders: Mr. Pinchuk—$2,425,693; Mr. Ward—$81,623; Mr. Kassouf—$39,182; Ms. Moreno—$1,145,550; and Mr. Ellen—$1,408,232. Mr. Pagliari is a named executive officer for the first time in fiscal 2010 and has not been included in the prior Summary Compensation Tables.

POTENTIAL PAYMENTS ON CHANGE IN CONTROL

AND OTHER EMPLOYMENT-RELATED AGREEMENTS

We have change in control agreements with the NEOs to provide continued compensation and benefits in the event of a change in control as defined in the agreements. The agreements are for one-year terms and are automatically extended each year for another one year term, unless notice is given. The agreements also provide that if there is a change in control, then the terms will continue for 24 months.

The circumstances under which benefits are payable pursuant to the agreements generally are a change in control plus one of the following: the termination of the employee without cause by the Company or by the employee for other defined reasons within two years after a change in control; or the termination of the officer’s employment by the Company without cause in anticipation of a change in control. Under these agreements, a “change in control” is a defined term that includes a merger or similar transaction involving the Company, a third party acquiring more than 25% of the shares which includes, in general, a person or entity becoming a 25% or greater shareholder of the Company, a covered removal of directors on the Company’s Board, or a liquidation of the Company.

Benefits under the change in control agreements include:

•

A lump sum payment equal to two times the sum of the officer’s base salary prior to termination and bonus or incentive compensation “target” for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs;

•

All annual bonus or incentive awards that were earned but not yet paid are to be paid, and all annual bonus or incentive awards that were not yet earned are deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the change in control, based on the individual’s target award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the change in control;

•	Continuation of health, disability, life and other insurance benefits for two years;

•	Two years’ credit for service for the purposes of any pension benefit plan in which the officer participated;

•	401(k) Plan matching payments will be given for two years;

•	Payment of any accrued but unpaid compensation; and

•	A reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the officer.

Such benefits under the agreements are payable regardless of the former officer seeking or obtaining employment following termination, provided that the level of any health, disability, life or other insurance benefits are to be reduced if the executive officer obtains other employment.

Our current outstanding equity compensation plans also provide accelerated vesting in the event of a change in control. Except to the extent the Committee provides a result more favorable to holders of awards, in the event of a change in control:

•	Each holder of a performance share or performance unit that has been earned but not yet paid will receive cash or Company shares equal to the value of the performance share and/or performance unit;

•	All outstanding options will vest automatically;

•	Restricted stock that is not vested before a change in control will vest on the date of the change in control;

•	All performance shares or units that have not vested will vest assuming maximum performance levels for the entire period;

•	Any cash portion of long-term performance-based units will vest at the maximum award opportunity; and

•

All RSUs will vest at maximum if the change in control occurs in the first year of the plan period; if the change in control occurs in the second or third year of the plan period, the RSUs will vest at the actual performance level achieved.

If our shareholders approve the proposed 2011 Incentive Stock and Awards Plan, which is described below in “Item 3: Approval of the Snap-on Incorporated 2011 Incentive Stock and Awards Plan,” accelerated vesting will only be provided for certain awards granted under that plan if there is a termination of employment following a change in control, except to the extent the Committee provides a result more favorable to holders of awards.

As previously disclosed, in December 2009, the Company entered into retention agreements (the “Retention Agreements”) with three of our then current executive officers, none of which is or was a named executive officer in the Summary Compensation Table, and certain other key employees, including Mr. Pagliari, who was not an executive officer at the time. In April 2010, the Company entered into a Retention Agreement with Ms. Moreno. The Retention Agreements are intended to help ensure that the Company continues to retain the services of these employees as well as to motivate these individuals in challenging economic times. Under the Retention Agreements, the employee is entitled to receive a stated cash payment three years from the grant date, provided that the individual remains employed by the Company through such date. Potential cash payments to our current executive officers vary between 69% and 98% of base salaries at the time of the grant; Mr. Pagliari’s potential payment represents 98% of his base salary and Ms. Moreno’s potential payment represents 85% of her base salary. Payment may be accelerated upon a change in control of the Company; payment may be accelerated and prorated if the employee is terminated as a result of a divestiture of a business unit, or in the event of death, disability or retirement after the first anniversary of the grant date. The retention amount may be forfeited or reduced if the Company becomes aware that the employee has engaged in specified types of activities deemed to be detrimental to the Company.

The following table sets forth the estimated current value of benefits that could be paid to our NEOs upon a change in control under the individual change in control agreements with the NEOs (for Mr. Pagliari and Ms. Moreno these amounts also include payments pursuant to their Retention Agreements). These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change in control were to occur.

Table 9:	Potential Payments on Change in Control

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Stock Options(3)	Early Vesting of Equity Portion of Long-Term Performance- Based Units(4)	Payment of Cash for Long-Term Performance Units(5)	Other(6)	Estimated Tax Gross Up(7)	Total
Pinchuk	$3,600,000	$403,670	$4,178,990	$11,904,036	—	$20,496	—	$20,107,192
Pagliari	1,190,000	103,278	227,491	777,918	—	269,344	—	2,568,031
Ward	1,502,848	360,982	1,435,387	4,676,507	—	19,988	—	7,995,712
Kassouf	1,295,000	114,987	824,802	1,976,339	—	19,560	—	4,230,688
Moreno	1,094,452	115,667	526,600	1,540,108	—	294,286	—	3,571,113

(1)

This amount represents two times the sum of his or her base salary immediately prior to the termination of employment and the bonus or incentive compensation opportunity at the “target” level for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs, as specified by the change in control agreements. These amounts are based on the 2010 base salary and 2010 annual incentive target amounts.

(2)	This amount represents the present value of an additional two years of service under the Pension Plans and an additional two years of 401(k) Plan matching payments, as specified by the change in control agreements. These amounts are based on the calculation included in the footnotes to the Pension Benefits table.

(3)	Outstanding unvested stock options would become vested upon a change in control. The amounts shown represent the value of such unvested stock options based on our closing stock price on December 31, 2010, of $56.58.

(4)	These amounts represent the value of the unvested performance share and performance-based RSUs held by the executive, which become vested upon a change in control, based on our closing stock price on December 31, 2010, of $56.58.

(5)	These amounts represent the value of the cash component of the long-term performance-based units paid out at the “maximum” level, as specified by the related award agreements. We did not include the 2008 long-term performance-based units because the plan period was complete at the end of the fiscal year and, if amounts are earned, they are paid out in accordance with the plan’s terms. As discussed above, based on Company performance during the 2008-2010 plan period, there was no payout on the 2008 long-term award.

(6)	These amounts include payments for two years of life insurance and medical and dental benefits, as specified by the change in control agreements. In addition, for Mr. Pagliari and Ms. Moreno, these amounts also include the value of the Retention Agreements discussed above, which would become vested upon a change in control.

(7)	The agreements do not provide a tax gross up; however, they do allow for a reduction in payments in certain circumstances so as to avoid adverse excise tax consequences to the executive officer.

The Company entered into a transition services agreement with Mr. Ellen upon his departure from the Company in March 2010, which provides for a retainer of $20,000 per month, for a minimum of one year, for such services as may reasonably be requested by the Company. Since Mr. Ellen had been involved in many important initiatives, the Company believed that it would be beneficial to arrange for his availability to provide information related to those initiatives from time to time. At the end of the initial term, the agreement may be extended upon the mutual agreement of the Company and Mr. Ellen. Pursuant to the agreement, Mr. Ellen is an independent contractor and is no longer an employee of the Company.

In addition to the agreements discussed in this section, the NEOs also participate in, and will be entitled to payments under, the various retirement and deferred compensation plans discussed above under “Defined Benefit Plans” and “Non-qualified Deferred Compensation.”

COMPENSATION AND RISK

The Company performed a risk assessment to determine whether the amount and make-up of the compensation paid to our associates promotes excessive risk-taking. This assessment examined the following factors: overall compensation program design; performance metrics and goal setting; administrative procedures; and communication as well as disclosure. To further evaluate the risks associated with our compensation program, the Company’s internal audit function identified the internal controls within our compensation plans and policies and mapped these controls to the tests performed under the framework used by the Company to evaluate its internal controls for financial reporting purposes.

With regard to compensation plans for our senior executives, whose actions may expose the Company to the most significant business risks, the Company believes that our performance-based compensation and equity programs create appropriate incentives to increase long-term shareholder value without unduly exposing the Company to material adverse risks. In addition to the internal controls mentioned above, we believe the following factors also mitigate the likelihood of excessive risk-taking: stock ownership guidelines, annual caps on cash bonuses, the mix of compensation comprised of long-term equity, formal recoupment policies and the discretion granted to the Organization and Executive Compensation Committee to monitor payouts.

Therefore, as a result of this assessment, we have concluded that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

ITEM 3:	APPROVAL OF THE SNAP-ON INCORPORATED 2011 INCENTIVE STOCK AND AWARDS PLAN

At the Annual Meeting, we are seeking shareholder approval of the Company’s 2011 Incentive Stock and Awards Plan (the “2011 Stock and Incentive Plan”), which is attached to this Proxy Statement as Appendix A. The 2011 Stock and Incentive Plan was adopted by the Board of Directors on February 9, 2011, subject to approval by the Company’s shareholders at the Annual Meeting. The 2011 Stock and Incentive Plan is intended to constitute a cash and stock-based incentive plan, and includes provisions by which the Company may grant officers, directors and employees stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares or performance units, and other management incentive awards. Awards granted under the 2011 Stock and Incentive Plan may be based upon the achievement of specific performance goals. No options or other awards have yet been granted under the 2011 Stock and Incentive Plan, and will not be granted prior to shareholder approval of the 2011 Stock and Incentive Plan. See “Executive Compensation” above for information on awards previously made to executive officers under the 2001 Stock and Incentive Plan, and “Corporate Governance Practices and Board Information—Board Compensation” for information on awards previously made to directors under the 2001 Stock and Incentive Plan and the Directors’ Fee Plan.

The 2011 Stock and Incentive Plan is designed to motivate participants by offering them the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of those shares or receive other incentive compensation. The Board believes that adoption of the 2011 Stock and Incentive Plan is desirable because it will promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain outstanding people as officers, directors and employees and encourage such individuals to maintain a personal interest in the Company’s continued success and progress, as well as provide a means of linking personal compensation to the creation of shareholder value.

The 2011 Stock and Incentive Plan is intended to continue to provide similar incentives that have been offered under the 2001 Stock and Incentive Plan and its predecessors. As of February 15, 2011, only 898,418 shares were available for future grants under the 2001 Stock and Incentive Plan. If the 2011 Stock and Incentive Plan is approved by shareholders, the 2001 Stock and Incentive Plan will only be used for the 2011 equity grants to our non-employee directors and will be terminated thereafter (23,417 RSUs were granted to non-employee directors in 2010). Awards previously granted under the 2001 Stock and Incentive Plan or its predecessors will remain in effect until they have been exercised, or have expired, and will be administered in accordance with their terms and the 2001 Stock and Incentive Plan or the appropriate predecessor plan. See “Equity Compensation Plan Information” below for a summary at January 1, 2011, of shares subject to options granted under the Company’s existing plans and shares available under existing plans on that date.

In response to current market compensation trends, the Board determined it was in the best interests of the Company to create a new incentive plan. The 2011 Stock and Incentive Plan will continue to provide a means to compensate the Company’s officers, directors and employees in a way that is performance-driven, because the value of many of the awards will depend on performance—either of our stock or our corporate performance. Structuring such a plan may also have tax benefits to the Company; see “Federal Income Tax Consequences” below.

We are also requesting shareholder approval so that certain benefits under the 2011 Stock and Incentive Plan can qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and not adversely affect the Company’s tax deduction. Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance based” to $1 million per executive officer. “Performance based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. Shareholder approval of the general business criteria of the 2011 Stock and Incentive Plan and the maximum amounts that may be awarded under the Plan, even without shareholder approval of specific targeted levels of performance, will qualify the incentive awards under the 2011 Stock and Incentive Plan as performance-based compensation and is expected to allow full tax deductibility of any performance-based awards under the 2011 Stock and Incentive Plan for the next five years.

Administration and Eligibility

The 2011 Stock and Incentive Plan will be administered by the Organization and Executive Compensation Committee (the “Committee”). The Committee is required to be comprised of at least two directors, each of whom qualifies as both a “non-employee director” under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under the Code. Currently, all four members of the Committee meet these requirements. The Committee will have the authority to:

•	interpret the provisions of the 2011 Stock and Incentive Plan;

•	make, amend and rescind rules and regulations relating to the 2011 Stock and Incentive Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in any award or agreement covering an award; and

•	make all other determinations necessary or advisable for administering the 2011 Stock and Incentive Plan.

However, the Board will approve grants of awards to non-employee Directors. In this summary, reference to the “Committee” shall be deemed to include the Board in its capacity with respect to non-employee Director awards.

To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of our officers the authority and responsibility of the Committee. However, for actions related to individuals subject to the provisions of Section 16 of the Exchange Act, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of non-employee Directors.

Participants in the 2011 Stock and Incentive Plan will be our officers and other employees, or individuals engaged to become officers or employees, who the Committee has designated to receive an award under the 2011 Stock and Incentive Plan. In addition, each non-employee Director will be able to receive awards under the 2011 Stock and Incentive Plan. As of February 15, 2011, there were approximately 950 officers and employees and eleven non-employee Directors eligible to participate in the Plan.

Awards Under the Plan; Available Shares

The 2011 Stock and Incentive Plan permits the grant of:

•

stock options, which may be either “incentive stock options” meeting the requirements of section 422 of the Code (which we refer to as “ISOs”) or “non-qualified stock options” that do not meet the requirements of section 422 of the Code;

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	restricted stock units (“RSUs”);

•	performance shares;

•	performance units; and

•	annual incentive awards (provided that non-employee directors may not be granted annual incentive awards).

The Committee will have the full power and authority to determine:

•	the types of awards to be granted to each participant;

•	the number of shares of our common stock with respect to which an award is granted; and

•	any terms and conditions of awards.

The Committee will be able to grant awards under the 2011 Stock and Incentive Plan either alone or in addition to any other award (or any other award granted under our other plans).

The Company has reserved 5,000,000 shares of common stock for issuance pursuant to the 2011 Stock and Incentive Plan (subject to shareholder approval), all of which may be issued pursuant to the exercise of ISOs. Any shares issued pursuant to the exercise of stock options and stock-settled SARs shall be counted against the share limit on a one-for-one basis and any shares issued pursuant to awards other than options and stock-settled SARs shall be counted against the share limit on a two-for-one basis. The number of shares reserved for issuance will be reduced by the number of shares delivered to or withheld by the Company to pay the exercise price of stock options or to pay the withholding taxes related to an award. In general, if an award lapses, expires, terminates or is canceled without the issuance of shares or a cash payment, or if shares are issued under any award and we reacquire such shares, then these shares may be reused for new awards under the 2011 Stock and Incentive Plan.

The 2011 Stock and Incentive Plan also provides that, subject to adjustment to prevent dilution, no participant may be granted awards that could result in such participant receiving in any single fiscal year:

•	stock options for more than 1,000,000 shares of our common stock;

•	SARs for more than 1,000,000 shares of our common stock;

•	awards of restricted stock relating to more than 500,000 shares;

•	awards of RSUs relating to more than 500,000 shares;

•	performance shares relating to more than 500,000 shares;

•	awards of performance units for more than 500,000 shares; or

•	incentive award payments greater than $5,000,000.

Terms of Awards

Stock Options.    The Committee establishes the exercise price for each stock option, which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms and conditions the Committee specifies, except that a stock option must terminate no later than ten years after the grant date. In all other respects, unless the Committee determines otherwise, the terms of any ISO must comply with the provisions of Section 422 of the Code.

If the Company grants stock options to non-employee Directors, each such option will, except as otherwise provided, terminate in ten years, or a lesser period of time, depending on the director’s age, years of service and reason the director ceases to serve on the Board.

SARs.    The Committee establishes the exercise price for each SAR, which may not be less than the fair market value of the shares subject to the SAR on the grant date. A SAR will be exercisable on the terms and conditions that the Committee specifies, except that a SAR must terminate no later than ten years after the grant date. The Committee may determine to pay SARs in cash, in shares or in a combination of cash and shares.

Restricted Stock, RSUs, Performance Shares and Performance Units.    Under the 2011 Stock and Incentive Plan, each award of restricted stock, RSUs, performance shares or performance units may be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the achievement of one or more performance goals. However, except for awards to non-employee Directors, a restricted stock award must have a restriction period of at least one year if it requires the achievement of performance goals, and at least three years if it is not subject to performance goals.

For purposes of the 2011 Stock and Incentive Plan, performance goals are generally goals that relate to the achievement of certain financial results by the Company or any one or more of its subsidiaries or business units, including results with respect to revenue, cash flow, net cash provided by operating activities, net cash provided by operating activities less net cash used in investing activities, cost of goods sold, ratio of debt to debt plus equity, profit before tax, gross profit, net profit, net sales, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, fair market value per share, basic earnings per share, diluted earnings per share, return on shareholder equity, average accounts receivable (calculated by taking the average of accounts receivable at the end of each month), average inventories (calculated by taking the average of inventories at the end of each month), return on average total capital employed, return on net assets employed before interest and taxes, economic value added, return on year-end equity, and/or in the case of awards that the Committee determines will not be considered “performance-based compensation” under Section 162(m) of the Code, other goals the Committee may establish in its discretion.

The Committee may also provide for the acceleration of restrictions on such awards, and deemed achievement of performance goals subject to an award, upon a participant’s death, disability or retirement. The Committee may determine to pay RSUs or performance units in cash, in shares or in a combination of cash and shares.

Management Incentive Awards.    Under the 2011 Stock and Incentive Plan, the Committee will be able to grant incentive awards to such officers as it selects and will determine all terms and conditions of the incentive awards. However, payment of all or any portion of the amount subject to an incentive award must be contingent on the achievement or partial achievement of one or more of the performance goals during the specified period.

Non-employee Director Awards.    The 2011 Stock and Incentive Plan provides that the non-employee Directors will receive awards under the Plan subject to the terms and conditions set by the Board. Non-employee Directors will not be eligible to receive ISOs or management incentive awards.

Other Terms.    Any award granted under the 2011 Stock and Incentive Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions to:

•

defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards (provided that such a deferral will not result in an increase in the number of shares issuable under the 2011 Stock and Incentive Plan);

•	purchase shares under stock options or SARs in installments;

•	pay for stock options using cash or other shares or other securities of the Company;

•

allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired), which payments may be either made currently or credited to an account for the participant (but no payments may be made for performance shares or performance units that are not earned);

•	restrict resale or other disposition; and

•	comply with federal or state securities law and stock exchange requirements.

In addition, all awards granted under the 2011 Stock and Incentive Plan shall be subject to the terms of the Company’s recoupment policy, which is described above in “Compensation Discussion and Analysis—Recoupment Policy.”

Adjustments

If the Committee determines that a certain corporate transaction (which could include among other things a dividend or other distribution, recapitalization, stock split, reorganization, merger, repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other Company securities, or other similar corporate transactions) affects the shares such that a proportionate substitution or adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2011 Stock and Incentive Plan, then the Committee shall adjust:

•	the number and type of shares subject to the 2011 Stock and Incentive Plan and which may, after the event, be made the subject of awards;

•	the number and type of shares subject to outstanding awards; and

•	the grant, purchase or exercise price with respect to any award.

The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the 2011 Stock and Incentive Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control

Except to the extent the Committee provides a more favorable result to holders of awards, upon a participant’s termination of employment following a Change of Control:

•	all outstanding options and SARs shall vest automatically;

•	the restrictions on restricted stock and RSUs shall lapse;

•	the restrictions on performance shares and performance units shall lapse as provided in the agreements evidencing the awards;

•	each holder of RSUs, performance shares or performance units that have been earned but not yet paid will receive cash equal to the value of the RSUs, performance shares and/or performance units;

•

all incentive awards that are earned but not yet paid will be paid, and all incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change of Control, based on the participant’s target award opportunity with respect to such award multiplied by the percentage of the period elapsed as of the date of the Change of Control; and

•	all holders of awards with respect to which dividend equivalents or similar amounts have been credited will receive a cash payment equal to the value of such dividend equivalents or similar amounts.

Transferability

Awards granted under the 2011 Stock and Incentive Plan are not transferable other than by will or by law. Additionally, the Committee may allow a participant to designate a beneficiary to exercise the award after the participant’s death.

Amendment and Termination of the 2011 Stock and Incentive Plan

The 2011 Stock and Incentive Plan will terminate, and awards may not be granted, more than ten years after the date our shareholders approve the 2011 Stock and Incentive Plan, unless the Board earlier terminates the 2011 Stock and Incentive Plan as described below.

The Board may amend, alter, suspend, discontinue or terminate the 2011 Stock and Incentive Plan at any time, except that shareholders must approve any amendment of the 2011 Stock and Incentive Plan if

(i) such approval is required by law or regulation or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which our common stock is then traded; or (ii) the amendment materially increases the number of shares reserved for issuance or relates to participant limitations (subject to the adjustment provisions provided in the 2011 Stock and Incentive Plan), shortens the restriction periods for restricted stock, RSUs, performance shares or performance units, or amends the repricing provisions.

Repricing

The Committee may not decrease the exercise price for any outstanding stock option or SAR granted under the 2011 Stock and Incentive Plan after the grant date or allow a participant to surrender an outstanding stock option or SAR granted under the 2011 Stock and Incentive Plan for a new stock option or SAR with a lower exercise price.

Amendment, Modification or Cancellation of Awards

Subject to the requirements of the 2011 Stock and Incentive Plan and its restrictions on repricing, and so long as any amendment or modification does not increase the number of shares issuable under the 2011 Stock and Incentive Plan (except as permitted by the adjustment provisions described previously), the Committee can:

•	change any award or waive any restrictions or conditions applicable to any award; and

•	amend or cancel the terms applicable to any awards by mutual agreement between the Committee and the participant or any other persons as may then have an interest in the award.

The Committee does not need the consent of a participant (or other interested party) to cancel an award pursuant to the adjustment provisions described previously.

Withholding

The Company may withhold the amount of any tax attributable to any amount payable or shares deliverable under the 2011 Stock and Incentive Plan after giving notice to the person entitled to receive such amount or shares, and we can defer making payment or delivery if any such tax may be pending. The Committee may permit a participant to pay any related withholding taxes by having the Company withhold shares otherwise issuable under the award, tendering back shares received in connection with such award or delivering other previously owned shares, in each case such shares having a fair market value equal to the amount to be withheld.

New Plan Benefits; Stock Price

The number of awards that will be granted under the 2011 Stock and Incentive Plan in the future to any single key employee or group of key employees is not determinable at this time. As mentioned above, no options or awards have yet been granted under the 2011 Stock and Incentive Plan, and will not be granted prior to shareholder approval of the 2011 Stock and Incentive Plan. The following awards were issued on February 9, 2011, pursuant to the 2001 Stock and Incentive Plan, and are not subject to shareholder approval of the 2011 Stock and Incentive Plan:

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)(1)	Number of Units(2)		Options
Nicholas T. Pinchuk Chairman, President and Chief Executive Officer	$5,871,813	59,033		125,000
Aldo J. Pagliari Senior Vice President—Finance and Chief Financial Officer	1,059,834	9,347		20,000
Thomas J. Ward Senior Vice President and President—Repair Systems & Information Group	2,096,644	21,645		42,000
Thomas L. Kassouf Senior Vice President and President—Snap-on Tools Company LLC	1,331,674	11,807		28,000
Jeanne M. Moreno Vice President, Chief Information Officer	758,530	6,494		13,500
Martin M. Ellen Former Senior Vice President—Finance and Chief Financial Officer(3)	N/A	N/A		N/A
All current executive officers as a group	12,715,543	121,707		256,500
All other employees as a group(4)	10,991,023	205,546	(5)	316,655
All non-employee directors as a group(6)	1,041,667	23,417		—

(1)

Reflects dollar value of fiscal 2011 grants of stock options, SARs, RSUs and performance units under the 2001 Stock and Incentive Plan. For the NEOs and all current executive officers as a group, these totals also include management incentive awards at the target level.

(2)	Includes cash-settled SARs, RSUs and performance units.

(3)	Mr. Ellen resigned from his position at the Company effective March 31, 2010, and did not receive any awards in fiscal 2011.

(4)	Excludes executive officers.

(5)	The number of units reported includes 127,270 cash-settled SARs.

(6)	The totals for non-employee directors reflects RSUs granted in April 2010 (and in December 2010 in the case of Mr. Sherrill).

For information about grants to executive officers and non-employee Directors in fiscal 2010 pursuant to the 2001 Stock and Incentive Plan, see the Grants of Plan Based Awards table as well as the Director Compensation table above.

On February 15, 2011, the closing price of our common stock on the New York Stock Exchange was $58.56.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2011 Stock and Incentive Plan under current tax law.

Stock Options.    The grant of a stock option under the 2011 Stock and Incentive Plan will create no income tax consequences to the Company or the recipient. A recipient who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price multiplied by the number of shares covered by the option exercise. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by recipient. Upon the recipient’s subsequent disposition of the shares received with respect to such stock option, the recipient will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date). Under certain circumstances involving a change of control, the Company may not be entitled to a deduction with respect to stock options granted to certain executive officers.

In general, an employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an ISO and the Company will not be allowed a deduction. If the employee fails to hold the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain.

SARs.    Participants receiving SARs will not recognize taxable income at the time a SAR is granted. An award holder will recognize ordinary income upon the exercise of a SAR in an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the exercise date of the SAR over the fair market value of a share of common stock on the grant date of the SAR, by (ii) the number of SARs being exercised. The Company will be entitled to a tax deduction in the same amount.

Restricted Stock and RSUs.    Generally, a recipient will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock or RSUs is made under the 2011 Stock and Incentive Plan, unless the recipient makes the election described below. A recipient who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the recipient recognizes income. Under certain circumstances involving a change of control, the Company may not be entitled to a deduction with respect to restricted stock granted to certain executive officers. Any otherwise taxable disposition of the restricted stock or RSUs after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends or dividend equivalents paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A recipient may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the employee paid for such restricted stock). If the recipient makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the recipient recognizes income. If the recipient makes the election, any cash dividends or dividend equivalents the recipient receives with respect to the restricted stock will be treated as dividend income to the recipient in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the recipient who has made an election subsequently forfeits the restricted stock, the recipient will not be entitled to deduct any loss.

In addition, the Company would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Shares.    The grant of performance shares will create no income tax consequences for the Company or the recipient. Upon the recipient’s receipt of shares at the end of the applicable performance period, the recipient will recognize ordinary income equal to the fair market value of the shares received, except that if the recipient receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the recipient will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the recipient. Under certain circumstances involving a change of control, the Company may not be entitled to a deduction with respect to performance shares granted to certain of our executive officers. Upon the recipient’s subsequent disposition of the shares, the recipient will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the recipient received the shares.

Performance Units.    The grant of a performance unit will create no income tax consequences to the Company or the recipient. Upon the recipient’s receipt of cash and/or shares at the end of the applicable performance period, the recipient will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the recipient’s subsequent disposition of the shares the recipient will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent of the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the employee received the shares).

Management Incentive Awards.    An employee who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Compensation.    Section 162(m) of the Code limits the deduction the Company can take for compensation paid to our CEO and three other highest paid officers (other than our principal financial officer), determined as of the end of each year, to $1,000,000 per year per individual. However, certain performance-based compensation that meets requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2011 Stock and Incentive Plan is designed so that awards granted to the covered individuals may meet the Section 162(m)’s requirements for performance-based compensation.

Accounting Treatment of Options

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under the 2011 Stock and Incentive Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the vesting period. The cash the Company receives upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised in accordance with normal option terms, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding. Additional compensation expense will be recognized at the time stock options are exercised if, upon approval by the Committee, the vesting period for unvested awards is accelerated.

Equity Compensation Plan Information

As of February 15, 2011, there were 2,826,206 options and 604,998 cash-settled SARs outstanding. The weighted average exercise price of these options and SARs were $44.33 and $44.48, respectively; the weighted-average remaining contractual life of options and cash-settled SARs were 7.3 and 7.4 years, respectively. In addition, as of February 15, 2011, there were 765,571 grants of performance-based RSUs and performance units outstanding.

The following table provides information about the Company’s equity compensation plans as of January 1, 2011:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,478,709	(1)	$ 40.57(2)	1,805,841	(3)
Equity compensation plans not approved by security holders	75,555	(4)	Not Applicable	—	(5)
Total	2,554,264		$ 40.57(2)	1,805,841	(5)

(1)

Includes (i) options to acquire 19,456 shares granted under the 1986 Incentive Stock Program; (ii) options to acquire 2,402,463 shares granted under the 2001 Stock and Incentive Plan; and (iii) 56,790 shares represented by deferred share units under the Directors’ Fee Plan. Excludes 681,097 shares issuable in connection with the vesting of performance share awards, RSUs and restricted stock under the 2001 Stock and Incentive Plan. Also excludes shares of common stock that may be issuable under the employee and dealer stock purchase plans.

(2)

Reflects only the weighted-average exercise price of outstanding stock options granted under the 2001 Stock and Incentive Plan and the 1986 Incentive Stock Program and does not include shares represented by deferred share units under the Directors’ Fee Plan and shares issuable in connection with the vesting of RSUs under the 2001 Stock and Incentive Plan for which there are no exercise prices. Also excludes shares of common stock that may be issuable under the employee and dealer stock purchase plans.

(3)

Includes (i) 1,511,650 shares reserved for issuance under the 2001 Stock and Incentive Plan (which may be issued upon the exercise of stock options or granted as restricted stock or RSUs); (ii) 155,830 shares reserved for issuance under the Directors’ Fee Plan; and (iii) 138,361 shares reserved for issuance under the employee stock purchase plan.

(4)

Consists of deferred share units under Snap-on’s Deferred Compensation Plan, which allows elected and appointed officers of Snap-on to defer all or a percentage of their respective annual salary and/or incentive compensation. The deferred share units are payable in shares of Snap-on common stock on a one-for-one basis and are calculated at fair market value. Shares of common stock delivered under the Deferred Compensation Plan are previously issued shares reacquired and held by Snap-on.

(5)

The Deferred Compensation Plan provides that Snap-on will make available, as and when required, a sufficient number of shares of common stock to meet the needs of the plan. It further provides that such shares shall be previously issued shares reacquired and held by Snap-on.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the 2011 Stock and Incentive Plan, provided that shareholders holding a majority of the Company’s outstanding shares cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have no impact on the vote, so long as shareholders holding over 50% in interest of the Company’s outstanding shares cast votes on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SNAP-ON INCORPORATED 2011 INCENTIVE STOCK AND AWARDS PLAN.

ITEM 4:	APPROVAL OF THE AMENDMENT TO, AND RESTATEMENT OF, THE SNAP-ON INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN

At the Annual Meeting, we are also seeking shareholder approval of amendments to the Snap-on Incorporated Employee Stock Ownership Plan (the “Ownership Plan”) to increase the aggregate number of shares of common stock issuable by 1,000,000 shares, and to make certain other technical changes. These amendments were unanimously adopted by the Board of Directors on February 9, 2011, subject to approval by the Company’s shareholders at the Annual Meeting. The Company’s shareholders last approved amendments to the Ownership Plan to increase the number of shares issuable at the 1995 Annual Meeting.

The Ownership Plan, which is attached to this Proxy Statement as Appendix B, was implemented by the Company in 1970 in order to allow employees to maintain an ownership interest in the Company’s common stock. Under the terms of the Ownership Plan, eligible employees may annually purchase shares of the Company’s common stock by means of voluntary payroll deductions. The purchase price for such shares is the lesser of the market value of the Company’s common stock on (a) May 15, the first day of the Plan Year, or (b) the succeeding May 14 (or the next business day if such day is not a business day), the last day of the Plan Year. The Ownership Plan and the rights of participants to make purchases thereunder are intended to continue to qualify under the provisions of Section 423 of the Code and Rule 16b-3 under the Exchange Act.

Summary of Amendments

Approximately 138,361 shares remain available for future issuance under the Ownership Plan; at the current rate of payroll deductions it is anticipated that approximately 58,000 shares will be purchased in the 2010-2011 Plan Year, which ends on May 16, 2011. The Company’s employees have increased their participation in the Ownership Plan in recent years and the Company would like to continue offering this plan to our employees. Therefore, on February 9, 2011, the Board amended the Ownership Plan to authorize the issuance of an additional 1,000,000 shares of common stock pursuant to the Ownership Plan, subject to shareholder approval at the Annual Meeting, so that shares will be available for purchase in future Plan Years. The Board also approved certain other technical amendments to the operation of the Ownership Plan, also subject to shareholder approval, including permitting enrollment in the Ownership Plan electronically or via the telephone.

If these amendments are not approved by shareholders, the Ownership Plan will likely not be able to continue beyond the 2010-2011 Plan Year and will be suspended by the Board.

Employee Stock Ownership Plan

Under the Ownership Plan, the Board is authorized to offer all eligible employees (defined as all employees of the Company or its subsidiaries, except for part-time employees excludable under Section 423(b)(4) of the Code) the right to elect annually to purchase shares of the Company’s common stock in the amounts and at the prices set forth below through payroll deductions. As of February 15, 2011, approximately 5,600 employees were eligible to participate in the Ownership Plan. The market value of stock purchased may not exceed $25,000 in a Plan Year and participants may not purchase more than three thousand (3,000) shares annually under the Ownership Plan. The length of the purchase period is twelve months. On February 15, 2011, the closing price per share of our common stock, as quoted on the New York Stock Exchange, was $58.56.

The price for shares purchased under each offering will be the lesser of the market value on (1) May 15 of each Plan Year, or (2) the subsequent May 14 of the Plan Year. Elections to participate must be made between May 15 and June 1 of each Plan Year. Rights under the Ownership Plan are not transferrable by any person for any purpose. Participants may withdraw their payroll deductions from their Ownership Plan account by providing written notice to the Company.

Participants who withdraw from the Ownership Plan are not eligible to participate until the beginning of the next Plan Year and must re-enroll. Upon termination of employment or death, the entire amount credited to the participant’s account will be paid in cash to the employee or to the employee’s estate. No interest will be paid on any money in a participant’s account under any circumstances.

Shares available under the Plan may be adjusted by the Company in the event of a stock split, merger or consolidation or other similar corporate transaction.

Administration

Subject to the direction of the Board, the Company’s president is responsible for overseeing the administration of the Ownership Plan. All administrative fees and expenses incurred in connection with the Ownership Plan will be paid by the Company.

The Ownership Plan may be amended, suspended or terminated at any time by the Board, with the exception that shareholder approval is required for any amendment that will increase the number of shares authorized for issuance or materially modify the Ownership Plan or otherwise materially increase the benefits accruing to participants.

Adjustments; Change of Control

If certain corporate transactions occur, including a recapitalization, stock split, reorganization, merger, repurchase, exchange of shares or other similar corporate transactions, that affect the capitalization of the Company, a proportionate substitution or adjustment may be made to the shares offered pursuant to the Ownership Plan.

On a Change of Control, the rights of participants to purchase shares pursuant to the Ownership Plan will be cancelled in exchange for a cash payment to each participant.

New Plan Benefits

Since participation in the Ownership Plan is voluntary, the Company cannot determine the benefits that will accrue under the Ownership Plan to our NEOs, other executive officers or other employees. Non-employee directors are not eligible to participate in the Ownership Plan. If executive officers do choose to participate in the Ownership Plan, they do so on the same basis as all other employees.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Ownership Plan under current tax law.

It is intended that the Ownership Plan qualify as an “employee stock purchase plan” pursuant to Section 423 of the Code. Accordingly, participants in the Ownership Plan will not recognize taxable income upon purchasing stock pursuant to the Ownership Plan; however, participants may recognize ordinary income, as well as gains or losses, when the shares acquired pursuant to the Ownership Plan are sold or exchanged. If a participant disposes of his or her shares without holding such shares for one year from the date of purchase, the participant will realize ordinary income in the year of the disposition equal to the amount, if any, by which the fair market value of the shares on the purchase date exceeds the purchase price; the Company will receive a similar deduction. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. For shares held more than one year from the date of purchase, gains or losses will generally qualify for capital gain or loss treatment.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required for approval of the Ownership Plan, provided that shareholders holding a majority of the Company’s outstanding shares cast votes on the proposal. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have no impact on the vote, so long as shareholders holding over 50% in interest of the Company’s outstanding shares cast votes on the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO, AND RESTATEMENT OF, THE SNAP-ON INCORPORATED EMPLOYEE STOCK OWNERSHIP PLAN.

ITEM 5:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), publicly-traded companies, such as Snap-on, are now required to hold an advisory vote of their shareholders at least once every three years to approve the compensation of named executive officers, as disclosed in the company’s proxy statement pursuant to the SEC’s Regulation S-K Item 402; Snap-on discloses those items in “Compensation Discussion and Analysis” and “Executive Compensation Information” herein. Since the requirements of the Dodd-Frank Act have only recently come into effect, we have not yet held such a vote and one is therefore being solicited at the Annual Meeting. See also “Item 6: Advisory Vote on Future Frequency of Advisory Votes on Executive Compensation” below regarding a separate vote on how frequently such advisory votes will be held in the future.

As described in “Compensation Discussion and Analysis” above, we design our executive compensation program to attract and retain high quality executive officers, to pay for performance funded by positive financial results, to pay at competitive levels, to increase the percentage of pay-at-risk with increasing levels of responsibility and to encourage adherence to the Company’s values of integrity, respect and uncompromising safety. A significant portion of our executive officers’ compensation is at risk, reflecting the Company’s philosophy that individuals should be rewarded for performance that contributes to Snap-on achieving its short-term business, as well as long-term strategic, goals. In addition, the Company also seeks to reward its executive officers for performance in relationship to the achievement of shareholder returns, as well as the accomplishment of corporate and personal performance goals. We believe the Company’s compensation program as a whole is well suited to promote the Company’s objectives in both the short and long term.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

As an advisory vote, this proposal is not binding on the Company. However, the Organization and Executive Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by our shareholders, and will consider the outcome of the vote when making future compensation decisions on the Company’s executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 6:	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Act, publicly-traded companies are required to hold an initial advisory shareholder vote to determine the frequency of future advisory votes on executive compensation, as well as periodic subsequent votes to confirm that frequency. Advisory votes on executive compensation may be held every one, two or three years under the Dodd-Frank Act. The Board is recommending an advisory vote every year for the reasons discussed below.

The Company believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program. The Company’s executive compensation program is designed to promote the achievement of shareholder returns; therefore, the Company believes that holding an advisory vote on executive compensation every year would allow our shareholders to assess whether this program is appropriately motivating employees and driving such returns. Such frequency would also coincide with the performance period of both the annual incentive awards and performance-based restricted stock units granted to our executive officers and discussed in “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Annual Incentives” and “Compensation Discussion and Analysis—Total Direct Compensation—Cash and Incentive—Long-Term Incentive Compensation—Restricted Stock Units” above.

Similar to the vote on executive compensation, this proposal is also an advisory vote and is not binding on the Company. However, the Company values the opinions expressed by our shareholders, and will consider the outcome of the votes both on executive compensation itself and on the frequency of votes when making future decisions on the frequency of such votes.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE HOLDING OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY YEAR.”

OTHER INFORMATION

Transactions with the Company

Snap-on discourages transactions, other than ordinary course purchase and sales of goods on standard commercial pricing and terms, with the potential for a financial conflict of interests between the Company on the one hand and its executive officers or directors (or related parties) on the other hand. Under Snap-on’s practices, any such transactions that do occur must be on a basis that is fair and reasonable to the Company and in accordance with Snap-on’s written Code of Business Conduct and Ethics and Corporate Governance Guidelines and other Company and Board policies. However, Snap-on does not have specific guidelines either permitting or prohibiting particular kinds of transactions. Any such transaction also must be approved by a disinterested majority of either the Board or an appropriate committee of the Board and periodically reviewed by the Board or appropriate Board committee thereafter. The Company requires directors and executive officers to disclose transactions or potential transactions to it for consideration. The Board and appropriate committees also review these matters, if any, in determining the independence of directors.

In 2010, the Company did not have any transactions with directors, executive officers or greater-than-5% shareholders requiring disclosure under applicable SEC rules. However, please see “Corporate Governance Practices and Board Information—Board Information” above for certain matters that the Board considered in determining director independence.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2010 our executive officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. The Company files the required reports on behalf of our executive officers and directors.

Dividend Reinvestment and Direct Stock Purchase Plan

The Dividend Reinvestment and Direct Stock Purchase Plan, established in 1997, provides for automatic dividend reinvestment in shares of common stock and allows shareholders and investors the opportunity to purchase shares of common stock directly without using a broker through a variety of methods including:

•	investments of cash dividends on all or a portion of common stock that the person already owns; and

•	periodic cash investments of more than $100 per investment, up to an annual maximum of $150,000.

Shares acquired under these methods will generally be purchased in the open market but may, at Snap-on’s option, consist of newly issued shares. Shares will be purchased at 100% of the average of the high and low prices of the common stock on the day of purchase. For purchasers, there are no participation, commission or administrative fees.

More information, including a prospectus, is available from Computershare Trust Company, N.A., our transfer agent, at 1-800-446-2617 (in the United States) or 781-575-2723 (outside the United States), or as otherwise provided in the Annual Report.

Householding

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement, without charge, to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling 1-262-656-5200 and asking for Investor Relations or by writing Snap-on Incorporated, Investor Relations, 2801 80th Street, Kenosha, WI 53143.

Copy of Annual Report

A copy (without exhibits) of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended January 1, 2011, will be provided without charge to each record or beneficial owner of shares of the Company’s common stock as of February 28, 2011 (the “Record Date”), on the written request of that person directed to the Office of the Corporate Secretary as set forth on page 4 of this Proxy Statement. In addition, copies are available on the Company’s Website at www.snapon.com. The Company has made references to information contained on or available through its Website for your use as background information only. You should not consider this information part of this Proxy Statement.

APPENDIX A

SNAP-ON INCORPORATED

2011 INCENTIVE STOCK AND AWARDS PLAN

1. Purpose and Construction.

(a) Purpose. The Snap-on Incorporated 2011 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, directors and employees and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code and the Plan shall be so construed.

(b) Definitions. All capitalized terms used in this Plan have the meanings given in Section 15.

2. Administration.

(a) Committee Administration.    The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding. Notwithstanding the foregoing, the Board of Directors will approve grants of Awards to Non-Employee Directors. With respect to Awards to Non-Employee Directors, all references to the Committee in this Plan shall include the Board.

(b) Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) No Liability.    No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company’s bylaws permit.

3. Eligibility.    (a) The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company’s financial condition; (b) anticipated profits for the current or future years; (c) the Participant’s contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant.

4. Types of Awards.

(a) Grants of Awards.    Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to any other Award (or any other award granted under another plan of the Company or any Affiliate).

(b) Grants to Non-Employee Directors.    The Board will approve the grant of Awards to Non-Employee Directors. Subject to the terms of this Plan, the Board has full power and authority to: (i) determine the type or types of Awards to be granted to each Non-Employee Director; (ii) determine the number of Shares with respect to which an Award is granted to a Non-Employee Director, if applicable; and (iii) determine any terms and conditions of any Award granted to a Non-Employee Director. Awards under this Plan to Non-Employee Directors may be granted either alone or in addition to any other Award (or any other award granted under another plan of the Company or any Affiliate). Notwithstanding the foregoing, Non-Employee Directors may not be granted an incentive award.

5. Shares Reserved under this Plan.

(a) Plan Reserve.    Subject to adjustment as provided in Section 13, an aggregate of 5,000,000 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. Any Shares issued pursuant to the exercise of Options and stock-settled SARs shall be counted against the Share limit on a one-for-one basis and any Shares issued pursuant to Awards other than Options and stock-settled SARs shall be counted against the Share limit as two Shares for every one Share issued pursuant to such Award.

(b) Replenishment of Shares Under this Plan.    If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a). If Shares are issued under any Award and the Company subsequently reacquires them because the Award has expired, is canceled, forfeited or otherwise terminated, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan. Shares subject to an Award shall not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, or (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award. Any Shares that again become available for grant pursuant to this Section 5(b) shall be added back to the Share limit as one share if such Shares were subject to Options or stock-settled SARs, and as two Shares if such Shares were subject to Awards other than Options or stock-settled SARs.

(c) Participant Limitations.    Subject to adjustment as provided in Section 13, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 1,000,000 Shares, (ii) receiving in any single fiscal year of the Company SARs for more than 1,000,000 Shares, (iii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 500,000 Shares, (iv) receiving Awards of Restricted Stock Units in any single fiscal year of the Company relating to more than 500,000 Shares, (v) receiving Performance Shares in any single fiscal year of the Company relating to more than 500,000 Shares; (vi) receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 500,000 Shares; or (vii) receiving incentive award payments in any single fiscal year of the Company that exceed $5,000,000. The foregoing limits shall be determined at the time of grant, taking into account the maximum number of shares that may be issued under the Award. In all cases, determinations under this Section 5 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6. Options.

(a) Eligibility.    The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b) Exercise Price.    For each Option other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

(c) Terms and Conditions of Options.    An Option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

(d) Terms and Conditions of Non-Employee Director Options.    Grants of stock options to Non-Employee Directors (“Director Options”) will, except as otherwise provided, terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service, three years after the Director ceases to serve on the Board for any reason other than death; (iii) if the Director is not age 65 and has not completed six years of service, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. For each Director Option, the Board will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Director Option as determined on the date of grant.

7. Stock Appreciation Rights.

(a) Eligibility.    The Committee may grant SARs to any Participant it selects.

(b) Exercise Price.    For each SAR, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

(c) Terms and Conditions of SARs.    A SAR will be exercisable at such times and subject to such conditions as the Committee specifies, except that the SAR must terminate no later than 10 years after the date of grant. The Committee may determine to pay SARs in cash, in Shares (stock-settled SARs), or in a combination of cash and Shares. Only Shares issued pursuant to the exercise of stock-settled SARs shall be counted against the Share limit provided in Section 5(a) of the Plan.

8. Performance and Stock Awards.

(a) Eligibility for Performance and Stock Awards.    The Committee may grant awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to Participants the Committee selects.

(b) Terms and Conditions.    Each award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, except for Awards made to Non-Employee Directors, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Awards are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement. The Committee may determine to pay Restricted Stock Units and Performance Units in cash, in Shares, or in a combination of cash and Shares.

(c) Window Period.    In the event that (i) any Shares covered by an Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to the Participant, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from the distribution, then such Shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first (1st) business day of the next occurring open “window period” applicable to the Participant or the next business day when the Participant is not prohibited from selling Shares in the open market, as applicable, but in no event later than the fifteenth (15th) day of the third (3rd) calendar month of the calendar year following the calendar year in which the Shares originally became vested.

9. Management Incentive Awards.    The Committee may grant incentive awards to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies.

10. Transferability.    Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Committee allows and in a manner the Committee specifies designate in writing a beneficiary to exercise the Award after the Participant’s or Non-Employee Director’s death.

11. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan.    This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

(b) Termination and Amendment.    The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

(ii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(c) (except as permitted by Section 13); (B) an amendment to shorten the restriction periods specified in Section 8(b); or (C) an amendment to the provisions of Section 11(e).

(c) Amendment, Modification or Cancellation of Awards.    Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 13).

(d) Survival of Committee Authority and Awards.    Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option or SAR granted under this Plan to the Company in exchange for cash, other Awards or an Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR.

(f) Foreign Participation.    To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

12. Taxes.    The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with an Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

13. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares.    In the event of any Change in Capitalization, a proportionate substitution or adjustment shall be made in (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan and (ii) the number, kind and/or exercise price of shares or other property to be delivered under the Plan, in each case as may be determined by the Committee in its sole discretion. Such other proportionate substitutions or adjustments shall be made as shall be determined by the Committee in its sole discretion. “Change in Capitalization” means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(b) Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c) Change of Control.    Except to the extent the Committee provides a result more favorable to holders of Awards, upon a Participant’s Termination of Employment following a Change of Control,

(i) all outstanding Options and SARs shall vest automatically;

(ii) the restrictions on Restricted Stock and Restricted Stock Units shall lapse;

(iii) the restrictions on Performance Shares and Performance Units shall lapse as provided in the agreement evidencing the Award;

(iv) within five days following the Termination of Employment, the Company shall pay each holder for each Restricted Stock Unit, Performance Share and/or Performance Unit the amounts that have been earned but not yet paid;

(v) within five days following the Termination of Employment, the Company shall pay to each holder of an incentive award that has been earned but not yet paid, in full settlement thereof, an amount in cash equal to the value of such award;

(vi) within five days following the Termination of Employment, the Company shall pay to each holder of a cash incentive award, in full settlement thereof, an amount in cash equal to a pro rata portion to the date of Termination of Employment of the aggregate value of all cash bonus or cash incentive Awards to the Executive for all uncompleted periods under the Plan calculated as to each such Award as if the “target” with respect to such bonus or incentive compensation award had been attained; and

(vii) within five days following the Termination of Employment, the Company shall pay to each holder of an Award with respect to which dividend equivalents or similar amounts have been credited and not yet paid pursuant to any other provision of this Section 13(c), a cash payment equal to the value of such dividend equivalents or similar amounts.

(d) Merger or Sale.    In the event of the merger or consolidation of the Company with or into another corporation or corporations in which the Company is not the surviving corporation, the adoption of any plan for the dissolution of the Company, or the sale or exchange of all or substantially all the assets of the Company for cash or for shares of stock or other securities of another corporation, the Committee may, subject to the approval of the Board or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Option and SAR pursuant to either clause (i) or (ii) below:

(i) Appropriate provision may be made for the protection of such Option and SAR by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(ii) The Committee may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of the Fair Market Value per share of the Common Stock immediately preceding the cancellation over the exercise price, multiplied by the number of shares subject to such Option or SAR. In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event. No payment shall be made to a Participant for any Option or SAR if the exercise price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event.

14. Miscellaneous.

(a) Other Terms and Conditions.    The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii) the purchase of Shares under Options and SARs in installments;

(iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, by surrendering to the Company shares of Stock otherwise receivable upon exercise of an Option, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iv) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant (but no payments may be made for Performance Shares or Performance Units that are not earned), and may be settled in cash or Shares, as the Committee determines;

(v) restrictions on resale or other disposition; and

(vi) compliance with federal or state securities laws and stock exchange requirements.

(b) No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(c) Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(d) Requirements of Law.    The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(e) Governing Law.    This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Kenosha, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(f) Severability.    If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or

Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

(g) Compliance with Code Section 409A.    To the extent that a benefit under the Plan is subject to the requirements of Code Section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Option or SAR agreements or other grants with applicable Code provisions and regulations relating to Code Section 409A. The payment of an Award that is subject to Code Section 409A shall not be accelerated upon a Change of Control unless such event also constitutes a change in control event under Code Section 409A.

(h) Clawback.    All Awards under the Plan shall be subject to the terms of the Company’s clawback policy as it may be in effect from time to time.

15. Definitions.    Capitalized terms used in this Plan have the following meanings:

(a) “Affiliates” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(b) “Award” means grants of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or incentive award under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall mean that a Participant shall, prior to any Termination of Employment, have: (i) engaged in any act of fraud, embezzlement, or theft in connection with his/her duties as an employee or in the course of employment with the Company or its Affiliates; (ii) wrongfully disclosed any secret process or confidential information of the Company or its subsidiaries; (iii) violated any non-competition agreement between the Participant and the Company or its Affiliates; or (iv) failed to comply with a lawful instruction from the Board; and in any such case the act or failure to act shall have been determined by the Board to have been materially harmful to the Company, financially or otherwise.

(e) For purposes of this Plan, a “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the

Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this definition of Change of Control, “COC Affiliate” shall have the meaning of “affiliate,” as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its COC Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g) “Committee” means the Organization and Executive Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two Directors, each of whom must qualify as an “outside director” within the meaning of Code Section 162(m) and as a “non-employee director” within the meaning of Rule 16b-3.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Snap-on Incorporated, a Delaware corporation, or any successor to Snap-on Incorporated, a Delaware corporation.

(j) “Director” means a member of the Board, and “Non-Employee Director” means a member of the Board who is not also an employee of the Company or its Affiliates.

(k) “Effective Date” means the date the Company’s shareholders approve this Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

(n) “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code section 422, or “nonqualified stock options” which do not meet the requirements of Code section 422.

(o) “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a Director, who the Committee designates to receive an Award under this Plan.

(p) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code section 162(m), such other goals as the Committee may establish in its discretion.

(q) “Performance Shares” means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

(r) “Performance Units” means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

(s) “Plan” means this Snap-on Incorporated 2011 Incentive Stock and Awards Plan, as amended from time to time.

(t) “Restricted Stock Units” means units that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(u) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

(v) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(w) “Share” means a share of Common Stock.

(x) “Stock Appreciation Right” or “SAR” means the right to receive a benefit in cash and/or Shares that is based upon the appreciation in the value of Shares.

(y) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z) “Termination of Employment” shall mean: (i) any termination by the Company of the employment of a Participant for any reason other than for Cause within a period of two (2) years following a Change of Control; or (ii) voluntary termination by a Participant of his/her employment within a period of two (2) years following a Change of Control and subsequent to the occurrence without the Executive’s written consent, of (A) a material and adverse change in the Participant’s status, authority, duties, functions, or benefits relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect after the Change of Control, (B) any reduction in the Participant’s base salary or percentage of base salary available as an incentive compensation or bonus opportunity relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect after the Change of Control, or the failure to pay the Participant’s base salary or earned incentive compensation or bonus when due, (C) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment immediately prior to the Change of Control, (D) the Company’s requiring the Participant to travel on Company business to a materially greater extent than was required immediately prior to the Change of Control, or (E) the failure of the Company to obtain from a successor the assumption and agreement to perform under any employment or change of control agreement; provided, that the Participant shall have given written notice to the Company of the occurrence of an event or circumstance described in clause (A)-(E) above within ninety (90) days following such occurrence and the Company shall have failed to remedy such event or circumstances within thirty (30) days following its receipt of such notice.

APPENDIX B

SNAP-ON INCORPORATED

EMPLOYEE STOCK OWNERSHIP PLAN

(as amended and restated as of April 28, 2011)

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to provide a method by which eligible employees may purchase shares of Common Stock (“Stock” or “Common Stock”) of Snap-on Incorporated (the “Company”), by payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423(b) of the Code.

2.	ELIGIBILITY TO PARTICIPATE

A. Any employee of the Company or any of its subsidiaries (except for part-time employees excludable under Section 423(b)(4) of the Code) at the offering date (as defined below) shall be eligible to participate in the Plan.

B. In any event, no employee shall be granted an option:

(i) if, immediately after the grant, such employee would own or hold outstanding options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; or

(ii) which permits such employee’s rights to purchase Stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

C. The Company may require, as a condition to eligibility to participate in the Plan, that the employee be enrolled in the Company’s Dividend Reinvestment and Direct Stock Purchase Plan.

3.	NUMBER OF SHARES TO BE OFFERED

As of the date of this amendment, an aggregate of 1,138,361 shares of Stock remain available to be offered for subscription under the Plan.

4.	OFFERING DATES

The date of the first offering under this Plan was May 15, 1970. An additional and separate offering will be made on May 15 in each following year (the “offering date”) until the Plan is terminated by the Company, unless all of the shares reserved hereunder are previously purchased. Each such year from an offering date to the succeeding May 14 shall be hereinafter referred to as a “Plan Year.”

5.	PRICE

The price per share will be the lesser of the market value of the Stock on (i) the offering date of a Plan Year or (ii) the succeeding May 14 of such Plan Year (or the next business day after any such date, if such date is not a business day). Market value shall be the mean of the high and low prices for the Stock as reported by the New York Stock Exchange on such dates.

6.	METHOD OF PAYMENT

For each participant, payment is to be made through payroll deductions on each payroll date applicable to the participant during the Plan Year commencing with the first payroll date on or after

June 1 of the Plan Year, with no right of prepayment. Subject to further procedures which may be established by the Company for the efficient operation of the Plan, the specified payroll deduction must be in even dollar amounts.

7.	HOW AND WHEN TO PARTICIPATE

An eligible employee may enroll in the Plan between May 15 and June 1 of each Plan Year by filling out, signing and forwarding an authorization form to the Company. The Company may require enrollment electronically or by telephone. On the authorization form, a participating employee must indicate the amount of payroll deduction which he or she has elected. During the Plan Year, a participating employee may increase or decrease the amount shown on the initial authorization form by delivering a participation change form to the Company at least ten (10) days prior to the first day of the month in which the change is to be effective. An authorization form or participation change form with respect to a Plan Year shall remain in effect for such Plan Year and each subsequent Plan Year until modified by a subsequent participation change form.

8.	USE OF FUNDS

All payroll deductions or other funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated in any way. No interest will be paid or allowed under any circumstances on any money paid by the participating employees.

9.	EXERCISE OF OPTION

Unless a participant gives written notice to the Company as provided in paragraph 12, the participant’s option to purchase Stock will be exercised automatically at the termination of a Plan Year for the number of shares of Stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable price; provided, however, that, in any Plan Year, a participant may not purchase more than three thousand (3,000) shares of Stock or more than $25,000 of market value of Stock (valued on May 15 of the Plan Year). Any cash balance remaining in the employee’s account after the termination of a Plan Year will be carried forward to the employee’s account for the purchase of Stock during the next Plan Year if the employee has not withdrawn from the Plan, or be refunded to the employee, as determined by the Company.

10.	DELIVERY OF STOCK

Certificates for Stock purchased in each Plan Year will be, at the Company’s discretion, either issued and delivered to the employee or credited to the employee’s Dividend Reinvestment and Direct Stock Purchase Plan account (or other book entry account), as soon as practicable after the end of the Plan Year. However, the participating employee will have no rights or privileges as a shareholder with respect to such Stock until the certificates are issued or the employee’s account is credited.

11.	REGISTRATION AND QUALIFICATION OF SHARES

The Company may postpone the issuance of Stock under the Plan until the registration requirements of the Securities and Exchange Commission and the securities laws of all states applicable to such Stock have been satisfied.

12.	WITHDRAWAL FROM THE PLAN

A participant may withdraw the payroll deductions credited to his account under the Plan by giving written notice to the Company. A participant may withdraw from the Plan and receive, as soon as practicable, a refund of payroll deductions credited to the participant’s account by giving written notice to the Company. In any event, an employee’s right to withdraw with respect to a Plan Year terminates at the end of such Plan Year. A participant who withdraws from the Plan will not become eligible to again participate in the Plan until the beginning of the next Plan Year and must re-enroll in the Plan.

13.	TERMINATION OF EMPLOYMENT

In the event of any termination of a participant’s continuous service with the Company or a subsidiary, including death, the entire amount credited to the account of such a participant shall be paid to the person entitled thereto.

14.	RIGHTS NOT TRANSFERABLE

An employee’s rights under the Plan belong to the employee alone and may not be sold, assigned, pledged or otherwise transferred in any manner and may not be availed of for any purpose by any other person.

15.	CHANGE IN CAPITALIZATION; CHANGE OF CONTROL

A. In the event of any Change in Capitalization, a proportionate substitution or adjustment may be made in (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan and (ii) the number, kind and exercise price of shares or other property to be delivered under the Plan, in each case as may be determined by the Board of Directors in its sole discretion. Such other proportionate substitutions or adjustments may be made as shall be determined by the Board of Directors in its sole discretion. “Change in Capitalization” means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

B. Notwithstanding the provisions of paragraph 15(A) hereof, effective as of the occurrence of a Change of Control, the right to purchase shares of Common Stock under this Plan shall be cancelled in exchange for a payment to each participant of an amount equal to the excess, if any, of the market value of a share of Common Stock on the date of said cancellation (as determined by the Board of Directors) over the price per share at the beginning of the Plan Year, times the number of shares that could be purchased by such participant with amounts allocated by such participant on the date of cancellation, which amount shall be denominated in (i) such form of consideration as the participant would have received had the participant been the owner of record of such shares of Common Stock at the time of such Change of Control, in the case of a “Change of Control With Consideration” or (ii) cash, in the case of a “Change of Control Without Consideration,” and return all amounts on deposit to the participant.

C. For purposes of this paragraph 15, a “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 28, 2011, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 28, 2011, or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

D. For purposes of paragraph (C) above, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

E. For purposes of paragraph (B) above, (i) “Change of Control With Consideration” shall mean a Change of Control in which Shares are exchanged or surrendered for shares, cash or other property and (ii) “Change of Control Without Consideration” shall mean a Change of Control pursuant to which shares of Common Stock are not exchanged or surrendered for shares, cash or other property.

16.	COSTS OF THE PLAN

The Company will assume all fees and expenses incurred in connection with the administration of the Plan, including any original issue or transfer taxes which may be applicable to shares issued thereunder.

17.	ADMINISTRATION OF THE PLAN

Subject to direction of the Board of Directors, the President of the Company shall oversee the administration of the Plan and make such interpretations and regulations as he deems desirable or necessary in connection with its operation.

The Board of Directors of the Company at any time may suspend or terminate the Plan. No option to purchase shares thereunder shall be granted during any suspension of the Plan or after the Plan has been terminated. The Board of Directors may amend the Plan from time to time except that, without approval by the shareholders of the Company, no amendment shall be made which would increase the aggregate number of shares of Stock which may be subject to option under the Plan or change the terms for computing the market value at which options may be exercised. Should the Plan be suspended or terminated, any option granted prior to such time shall not be canceled nor the terms or conditions thereof altered as a result of such suspension or termination without the consent of the participant.

18.	CORPORATE APPROVAL

This Plan was amended and restated on February 9, 2011, by the Company’s Board of Directors, which amendment and restatement shall be effective upon approval by the Company’s shareholders on or about April 28, 2011.

APPENDIX C

SNAP-ON INCORPORATED

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

CATEGORICAL STANDARDS1

A director may not be considered independent if the director does not meet the criteria for independence by the New York Stock Exchange (the “NYSE”) and applicable law. A director is not considered independent under the NYSE criteria if the Board of Directors finds that the director has a material relationship with Snap-on Incorporated or the subsidiaries in its consolidated group (the “Company”). Under the NYSE rules:

1. A director who is an employee, or whose Immediate Family Member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

2. A director who receives, or whose Immediate Family Member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an Immediate Family Member for service as a non-executive employee of the Company need not be considered in determining independence under this test.

3. A director is not independent if (A) the director, or an Immediate Family Member, is a current partner of a firm that is the Company’s current internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an Immediate Family Member who is a current employee of such a firm and who personally works on the Company’s audit; or (D) the director, or an Immediate Family Member, was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4. A director who is employed, or whose Immediate Family Member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

5. A director who is an executive officer or an employee, or whose Immediate Family Member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not “independent” until three years after falling below such threshold.2

[1]	Any defined terms used herein shall have such meaning as set forth in the NYSE’s listing standards regarding the independence of directors.
[2]	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or Immediate Family Member’s current employer; the Company need not consider former employment of the director or Immediate Family Member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however, that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

C-1

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships:    A director is not independent if any payments by the Company to a business employing, or 10% or more owned by, a director or an Immediate Family Member of a director for goods or services, or other contractual arrangements, are not (i) made in the ordinary course of business and (ii) on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

Professional Services:    A director is not independent if the director, or an Immediate Family Member is (i) a partner of or of counsel to a law firm that provides legal services for the Company, or (ii) a partner, officer or employee of an investment bank or consulting firm that provides investment banking or consulting services for the Company.

Personal Services:    A director who provides personal services to the Company is not independent unless (i) the Board has reviewed and approved such personal services in advance of the personal services being provided and (ii) the personal services provided are disclosed in the Company’s proxy statement.

Relationships with Not-for-Profit Entities:    A director is not independent if the director, or an Immediate Family Member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives contributions from the Company unless that foundation, university or other not-for-profit organization provides demonstrable services to the Company, its employees, or the Company’s employees’ families.

C-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext
000000000.000000 ext	000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on April 28, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

(

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the USA, US

territories & Canada any time on a touch tone

telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Items 1, 2, 3, 4, and 5, and for “1 Yr” on Item 6.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 – Roxanne J. Decyk	☐	☐	☐	02 – Nicholas T. Pinchuk	☐	☐	☐	03 – Gregg M. Sherrill	☐	☐	☐

		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2011.	☐	☐	☐	6.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

3.	Proposal to adopt the Snap-on Incorporated 2011 Incentive Stock and Awards Plan.	☐	☐	☐	7.	In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting.

4.	Proposal to amend and restate the Snap-on Incorporated Employee Stock Ownership Plan.	☐	☐	☐

5.	Advisory vote on the compensation of Snap-on Incorporated’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Proxy Statement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, sign in corporation’s name by an authorized officer. If a partnership, please sign in partnership’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Shareholder:

Snap-on Incorporated encourages you to take advantage of a convenient way by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed on the reverse side in the gray bar. The number that appears in the gray bar on the reverse must be used to access the system.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Snap-on Incorporated

2801 80TH STREET

KENOSHA, WI 53143

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Nicholas T. Pinchuk and Irwin M. Shur as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the common stock of Snap-on Incorporated held of record by the undersigned on February 28, 2011, at the Radisson Hotel & Conference Center Kenosha, 11800 108th Street, Pleasant Prairie, WI 53158, at 10:00 a.m., Central Time, on Thursday, April 28, 2011, or at any adjournment thereof.

If no choice is specified, this Proxy will be voted “FOR” the Director nominees in the Proxy Statement, “FOR” Items 2, 3, 4 and 5, and for “1 Yr” on Item 6. In the absence of an instruction to the contrary, this Proxy will be voted for the proposals stated herein and at the discretion of the Proxies on any other business.

This Proxy is also intended for use by the participants of any eligible benefit plans of Snap-on Incorporated. Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.